This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-238330
SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2021
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 29, 2020
Kimbell Royalty Partners, LP
3,750,000 Common Units
Representing Limited Partner Interests

We are offering 3,750,000 common units representing limited partner interests in Kimbell Royalty Partners, LP.
Our common units are listed on the New York Stock Exchange under the symbol “KRP”. On November 8, 2021, the last reported sale price of our common units on the New York Stock Exchange was $15.50 per unit.
Investing in our common units involves risks. Limited partnerships are inherently different from corporations. Please read “Risk Factors” beginning on page S-12 of this prospectus supplement and beginning on page 6 of the accompanying base prospectus.
	Price to Public	Underwriting Discount(1)	Proceeds, Before Expenses, to Us
Per Common Unit	$	$	$
Total	$	$	$

(1)
We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-23 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have granted the underwriters a 30-day option to purchase up to an additional 562,500 common units on the same terms and conditions as set forth above.
The underwriters expect to deliver the common units on or about                 , 2021 through the book-entry facilities of The Depository Trust Company.
Joint Book-Running Managers
Citigroup	Raymond James
The date of this prospectus supplement is           , 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes our business and the terms of this offering of our common units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common units. We sometimes refer to the prospectus supplement and the accompanying base prospectus, taken together, as “the prospectus.” If the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell these securities, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
Industry and Market Data
This prospectus supplement includes industry and market data and forecasts that we obtained from internal company surveys, publicly available information and industry publications and surveys. Our internal research and forecasts are based on management’s understanding of industry conditions, and such information has not been verified by independent sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable.

FORWARD-LOOKING STATEMENTS
Certain statements and information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus may constitute “forward-looking statements.” Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of future operations or acquisitions. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
•
our ability to replace our reserves;

•
our ability to make, consummate and integrate acquisitions of assets or businesses, including the Acquisition (as defined below), and realize any expected benefits or effects of any acquisitions or the timing, final purchase price or consummation of any acquisitions, including the Acquisition;

•
our ability to execute our business strategies;

•
the volatility of realized prices for oil, natural gas and natural gas liquids (“NGLs”), including as a result of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”) and other foreign, oil-exporting countries;;

•
the level of production on our properties;

•
the level of drilling and completion activity by the operators of our properties;

•
our ability to forecast identified drilling locations, gross horizontal wells, drilling inventory and estimates of reserves on our properties and on properties we seek to acquire;

•
regional supply and demand factors, delays or interruptions of production;

•
industry, economic, business or political conditions, including the energy and environmental proposals supported by the Biden administration and/or the United States Congress, weakness in the capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the ongoing coronavirus (“COVID-19”) pandemic and related governmental actions;

•
revisions to our reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties;

•
impacts of impairment expense on our financial statements;

•
competition in the oil and natural gas industry generally and the mineral and royalty industry in particular;

•
the ability of the operators of our properties to obtain capital or financing needed for development and exploration operations;

•
title defects in the properties in which we acquire an interest;

•
the availability or cost of rigs, completion crews, equipment, raw materials, supplies, oilfield services or personnel;

•
restrictions on or the availability of the use of water in the business of the operators of our properties;

•
the availability of transportation facilities;

•
the ability of the operators of our properties to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

•
federal and state legislative and regulatory initiatives relating to the environment, hydraulic fracturing, tax laws and other matters affecting the oil and gas industry, including the Biden administration’s proposals and recent executive orders focused on addressing climate change;

•
future operating results;

•
exploration and development drilling prospects, inventories, projects and programs;

•
operating hazards faced by the operators of our properties;

•
the ability of the operators of our properties to keep pace with technological advancements;

•
uncertainties regarding United States federal income tax law, including the treatment of our future earnings and distributions;

•
the possibility that we may not be able to consummate the initial public offering of Kimbell Tiger Acquisition Corporation (“TGR”) on the expected timeline or at all, that we may not find a suitable business combination within the prescribed time period, that the business combination may not be successful or that the activities for TGR could be distracting to our management;

•
our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and

•
certain factors discussed elsewhere in this prospectus supplement and the accompanying base prospectus.

For additional information regarding known material factors that could cause our actual results to differ from our historical experience and our present expectations or projections, please read “Risk Factors” in this prospectus supplement and the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are incorporated by reference herein. The risk factors and other factors included in this prospectus supplement and the accompanying base prospectus or incorporated by reference herein or therein could cause our actual results to differ materially from those contained in any forward-looking statement.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SUMMARY
This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all the information that you should consider before investing in the common units. You should read carefully the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein for a more complete understanding of this offering. Please read “Risk Factors” on page S-12 of this prospectus supplement, on page 7 of the accompanying base prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein, for information regarding risks you should consider before making a decision to purchase any common units in this offering. Unless otherwise specifically stated, the information presented in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional common units.
Unless the context otherwise requires, references to “Kimbell Royalty Partners, LP,” “our partnership,” “we,” “our” “us” or like terms refer to Kimbell Royalty Partners, LP and its subsidiaries. References to “our general partner” refer to Kimbell Royalty GP, LLC. References to “our Sponsors” refer to affiliates of our founders, Ben J. Fortson, Robert D. Ravnaas, Brett G. Taylor and Mitch S. Wynne, respectively. References to the “OpCo” or “Operating Company” refer to Kimbell Royalty Operating, LLC, a subsidiary of our partnership. References to the “Contributing Parties” refer to all entities and individuals, including certain affiliates of our Sponsors, that contributed, directly or indirectly, certain mineral and royalty interests to us in connection with our initial public offering.
Our Company
We are a Delaware limited partnership formed in 2015 to own and acquire mineral and royalty interests in oil and natural gas properties throughout the United States. Effective as of September 24, 2018, we have elected to be taxed as a corporation for United States federal income tax purposes (the “Tax Election”). As an owner of mineral and royalty interests, we are entitled to a portion of the revenues received from the production of oil, natural gas and associated NGLs from the acreage underlying our interests, net of post-production expenses and taxes. We are not obligated to fund drilling and completion costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life. Our primary business objective is to provide increasing cash distributions to our unitholders resulting from acquisitions from third parties, our Sponsors and the Contributing Parties and from organic growth through the continued development by working interest owners of the properties in which we own an interest.
As of September 30, 2021, we owned mineral and royalty interests in approximately 9.1 million gross acres and overriding royalty interests in approximately 4.6 million gross acres, with approximately 60% of our aggregate acres located in the Permian Basin, Mid-Continent and Bakken/Williston Basin. We refer to these non-cost-bearing interests collectively as our “mineral and royalty interests.” As of September 30, 2021, over 98% of the acreage subject to our mineral and royalty interests was leased to working interest owners, including 100% of our overriding royalty interests, and substantially all of those leases were held by production. Our mineral and royalty interests are located in 28 states and in every major onshore basin across the continental United States and include ownership in over 97,000 gross wells, including over 41,000 wells in the Permian Basin.
As of September 30, 2021, our total production mix was made up of 62% of natural gas, 25% oil and 13% NGL (on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per barrel of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between oil and natural gas, which we refer to in this prospectus supplement as a “6:1 basis”). In addition, as of September 30, 2021, approximately 24% of our total production was derived from conventional assets, including certain enhanced oil recovery projects.
Recent Developments
Acquisition of Mineral and Royalty Interests
On November 9, 2021, we entered into a purchase agreement to acquire mineral and royalty interests (the “Acquired Assets”) for approximately $57 million in cash, subject to customary adjustments (the

“Acquisition”). We expect the Acquisition to close in the fourth quarter of 2021, subject to satisfaction of specified closing conditions. The effective date of the Acquisition is expected to be November 1, 2021, but it will be extended to December 1, 2021 if the Acquisition does not close by December 15, 2021. We expect the Acquisition to be immediately accretive to our distributable cash flow without a significant incremental increase in our general and administrative expense.
We estimate that, as of September 30, 2021, the Acquired Assets produced 700 Boe/d (on a 6:1 basis), comprising of approximately 48% natural gas (2,021 mcf/d), 34% oil (240 bbl/d) and 18% NGLs (123 bbl/d), which is expected to increase our average daily net production as of September 30, 2021 to 14,783 Boe/d. We further estimate that, as of November 1, 2021, the Acquired Assets consisted of over 26,000 gross proved developed producing horizontal wells. The Acquired Assets include a position in the Denver Unit in Gaines County, Texas, with approximately 33% of the overall Acquired Assets’ value, on a proved developed producing PV-10 basis, coming from this unit.
The Acquired Assets are expected to further reduce our general and administrative expense (“G&A”), net of non-cash unit-based compensation, per Boe from $3.09/Boe (as of September 30, 2021) to $2.95/Boe and also expected to provide additional tax basis bolstering our tax position. As of November 1, 2021, there were three rigs in operation on the Acquired Assets.
We estimate that, as of November 1, 2021, the Acquired Assets included acreage across the Permian, Mid-Continent, Haynesville and other leading basins, with the largest concentration of acreage acquired located in the Permian Basin (39% of estimated total proved reserves), Mid-Continent Basin (31% of estimated total proved reserves) and Haynesville Basin (14% of estimated total proved reserves). As of November 1, 2021, we estimate that the Acquired Assets holds approximately 5.9 Mboe in total proved reserves, comprised of approximately 46% natural gas, 37% oil and 17% NGLs, and proved developed producing reserves of approximately 62% conventional and 38% unconventional assets. In addition, we estimate that the average estimated five-year decline rate for the Acquired Assets is approximately 9%, compared to our estimated five-year decline rate of 12% (estimated on a 6:1 basis).
Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Estimates of proved reserves for our oil and gas properties as of December 31, 2021 will be prepared by Ryder Scott Company, L.P. using the information available at that time, and estimates of proved reserves related to the Acquisition will be prepared by Ryder Scott Company, L.P. as of December 31, 2021. Upon completion of their review, the estimate of the proved reserves for our oil and gas properties as of December 31, 2021 will be different from the estimate of the proved reserves for our oil and gas properties as of December 31, 2020, and the estimates of proved reserves of the Acquired Assets as of December 31, 2021 will be different from our estimates of such reserves as of November 1, 2021.
Our assessment and estimates of the assets to be acquired in the Acquisition to date have been limited. Even by the time of the Acquisition closes, our assessment of these assets may not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. Please read “Risk Factors.”
We intend to finance a portion of the purchase price for the Acquisition with net proceeds from this offering. The portion of the purchase price that is not funded through this offering is expected to be funded through borrowings under our revolving credit facility. Please read “Use of Proceeds.” This offering is not conditioned upon the consummation of the Acquisition, and we cannot assure you that we will consummate the Acquisition on the terms described herein or at all. Please read “Risk Factors.” Pursuant to the purchase agreement related to the Acquisition, we and the sellers have the right to terminate the purchase agreement in the event that this offering is not consummated or certain net proceeds thresholds from this offering are not met. Among other customary closing conditions, the purchase agreement contains a condition that the borrowing base and elected commitment amount under our revolving credit facility is increased to $275.0 million in connection with the Acquisition.

Executive Offices
Our principal executive offices are located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102, and our phone number is (817) 945-9700. Our website address is www.kimbellrp.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Our Structure
The diagram below depicts our simplified organizational and ownership structure after giving effect to this offering (assuming the underwriters’ option to purchase additional common units is not exercised).

(1)
The Sponsors are affiliates of our founders, Messrs. Fortson, R. Ravnaas, Taylor and Wynne.

(2)
Includes common units beneficially owned by the Sponsors other than those reflected as held by Kimbell GP Holdings, LLC.

(3)
Includes certain affiliates of EnCap Partners, LP, the Kimbell Art Foundation, Cupola Royalty Direct LLC and Rivercrest Capital Partners LP.

(4)
Kimbell Operating Company, LLC, a wholly owned subsidiary of our general partner, has entered into a management services agreement with us and separate management services agreements with entities controlled by affiliates of certain of our Sponsors and others for the provision of certain management, administrative and operational services.

THE OFFERING
Common units offered by us
3,750,000 common units.
Option to purchase additional common units
562,500 common units.
Common units outstanding after this offering
46,666,472 common units, or 47,228,972 common units if the underwriters exercise in full their option to purchase additional common units. If all outstanding Class B units and OpCo units held by our Class B unitholders were exchanged for newly issued common units on a one-for-one basis, 64,278,051 common units would be outstanding.
Class B units outstanding after this offering
17,611,579 Class B units. Class B units have voting rights and are entitled to receive certain cash distributions subsequent to distributions on our outstanding Series A Cumulative Convertible Preferred Units (“Series A preferred units”) but in preference to distributions on our common units. Please read “— Cash distributions” below.
OpCo units outstanding after this offering
64,278,051 OpCo units, or 64,840,551 OpCo units if the underwriters exercise in full their option to purchase additional common units.
Use of proceeds
Based on an assumed offering price of $15.50 per common unit (the last reported sale price of our common units on the New York Stock Exchange on November 8, 2021), we expect to receive approximately $54.5 million in net proceeds from the sale of the 3,750,000 common units we are offering hereby, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to contribute the net proceeds from this offering to the Operating Company in exchange for 3,750,000 OpCo units.
The Operating Company will use the net proceeds we receive from this offering to fund a portion of the purchase price for the Acquisition. This offering is not conditioned on the consummation of the Acquisition. Pending the closing of the Acquisition, the Operating Company intends to use the net proceeds for the repayment of outstanding borrowings under our revolving credit facility. We and the Operating Company may use future amounts borrowed under our revolving credit facility for general partnership purposes, including a potential redemption of all or a portion of our Series A preferred units. Please read “Use of Proceeds.” Any redemption of our Series A preferred units will be made pursuant to a notice of redemption in accordance with the terms of such securities. This prospectus supplement is not a notice of redemption with respect to our Series A preferred units.
Cash distributions common
Within 45 days after the end of each quarter, we make distributions to unitholders of record, subject to the distribution preferences of the Series A preferred units and the Class B units (in each case as described below), on the applicable record date. Commencing with the quarter ending

September 30, 2018 and continuing until the conversion of the Series A preferred units into common units or their redemption, holders of the Series A preferred units are entitled to receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. Holders of our Class B units are entitled to receive cash distributions equal to 2% per quarter on their respective Class B contribution (which distribution amount for the quarter ended September 30, 2021, was approximately $17,612 in total), subsequent to distributions on the Series A preferred units but in preference to distributions on our common units.
For the quarter ending September 30, 2021, we paid a cash distribution of $0.37 per common unit, which was approximately 75% of our projected cash available for distribution for such quarter. The distribution was payable on November 8, 2021 to common unitholders of record at the close of business on November 1, 2021. We used the remaining 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under our revolving credit facility.
The limited liability company agreement of the Operating Company requires it to distribute all of its cash on hand at the end of each quarter in an amount equal to its available cash for such quarter. In turn, our partnership agreement requires us to distribute all of our cash on hand at the end of each quarter in an amount equal to our available cash for such quarter. Available cash for each quarter will be determined by the Board of Directors following the end of such quarter. Available cash is defined in the limited liability company agreement of the Operating Company, our partnership agreement and in “How We Pay Distributions” in the accompanying base prospectus. We expect that the Operating Company’s available cash for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate, and we expect that our available cash for each quarter will generally equal our Adjusted EBITDA for the quarter (and will be our proportional share of the available cash distributed by the Operating Company for that quarter), less cash needs for debt service and other contractual obligations, tax obligations, fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate. Beginning with the distribution for the first quarter of 2020, in connection with its determination of available cash the Board of Directors approved the allocation of a portion of our cash available for distribution toward the repayment of outstanding borrowings under our revolving credit facility. The Board of Directors intends to continue to allocate a portion of our cash available for distribution to the repayment of outstanding borrowings under our revolving credit facility and may allocate such cash in other manners in which the Board of Directors determines to be appropriate at the time. The Board of Directors may change its policy with respect to cash distributions in the future. We do not currently intend to maintain a material reserve of cash for the purpose of maintaining stability or growth in our quarterly distribution, nor do we intend to incur debt to pay quarterly distributions, although the Board of Directors may change this policy.
Unlike other public companies, we do not currently intend to retain cash from our operations for capital expenditures necessary to replace our existing oil and natural gas reserves or otherwise maintain our asset base (replacement capital expenditures), primarily due to our expectation that the continued development of our properties and completion of drilled but uncompleted wells by working interest owners will substantially offset the natural production declines from our existing wells. We believe that our operators have significant drilling inventory remaining on the acreage underlying our mineral or royalty interests in multiple resource plays that will provide a solid base for organic growth when commodity prices increase. The Board of Directors may change our distribution policy and decide to withhold replacement capital expenditures from cash available for distribution, which would reduce the amount of cash available for distribution in the quarter(s) in which any such amounts are withheld. Over the long term, if our reserves are depleted and our operators become unable to maintain production on our existing properties and we have not been retaining cash for replacement capital expenditures, the amount of cash generated from our existing properties will decrease and we may have to reduce the amount of distributions payable to our unitholders. To the extent that we do not withhold replacement capital expenditures, a portion of our cash available for distribution will represent a return of your capital.
It is our intent, subject to market conditions, to finance acquisitions of mineral and royalty interests that increase our asset base largely through external sources, such as borrowings under our revolving credit facility and the issuance of equity and debt securities, although the Board of Directors may choose to reserve a portion of cash generated from operations to finance such acquisitions as well. The limited liability company agreement of our general partner contains provisions that prohibit certain actions without a supermajority vote of at least 66 2/3% of the members of the board of directors of our general partner. Among the actions requiring a supermajority vote will be the reservation of a portion of cash generated from operations to finance such acquisitions.
Because the limited liability company agreement of the Operating Company and our partnership agreement each requires the Operating Company and us to distribute an amount equal to all available cash generated by each respective entity each quarter, holders of OpCo units and our unitholders have direct exposure to fluctuations in the amount of cash generated by our business. We expect that the amount of quarterly distributions, if any, will fluctuate based on variations in, among other factors, (i) the performance of the operators of our properties, (ii) earnings caused by, among other things, fluctuations in the price of oil, natural gas and NGLs, changes to working capital or capital expenditures, (iii) tax and certain contractual obligations, (iv) amounts determined by our Board of Directors to be used for repayment of outstanding borrowings under our revolving credit facility, and (v) cash reserves deemed appropriate by the Board of Directors. Such variations in the amount of quarterly distributions may be significant and could result in no distribution being made for any particular quarter.
Material United States federal income tax consequences
For a discussion of the material United States federal income tax consequences that may be relevant to prospective unitholders, please read “Material United States Federal Income Tax Consequences” in this prospectus supplement. Please also read “Summary — Tax Matters” and “Risk Factors — Tax Matters.”
Agreement to be bound by the partnership agreement
By purchasing a common unit, you will be admitted as a unitholder of our partnership and will be deemed to have agreed to be bound by all of the terms of our partnership agreement.
Listing and trading symbol
Our common units are listed on the New York Stock Exchange under the symbol “KRP”.
Conflicts of interest
Affiliates of Citigroup Global Markets Inc., an underwriter in this offering, will receive at least 5% of the net proceeds of this offering in connection with the potential repayment of outstanding borrowings under our revolving credit facility. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common units. Please read “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

RISK FACTORS
An investment in our common units involves risks. You should carefully consider the information contained under “Risk Factors” beginning on page 7 of the accompanying base prospectus and the information contained under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before deciding to invest in our common units.
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein. If any of these risks occur, our business, financial condition or results of operation could be materially and adversely affected. The risks described in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may have a material adverse effect on our business, financial condition or results of operations.
Risks Related to the Acquisition
We may not consummate the Acquisition, and this offering is not conditioned on the consummation of the Acquisition.
If the Acquisition is consummated, we intend to use the net proceeds from this offering to fund a portion of the purchase price for the Acquisition. Please read “Summary — Recent Developments” and “Use of Proceeds.” However, this offering is not conditioned upon the consummation of the Acquisition. In addition, the Acquisition is subject to the satisfaction or waiver of customary closing conditions, and we cannot assure you that the Acquisition will be consummated in the anticipated time frame or at all.
The consummation of the Acquisition is not conditioned upon the successful completion of this offering of common units, although, pursuant to the Purchase Agreement, we and the sellers have the right to terminate the Purchase Agreement in the event that this offering is not consummated or certain net proceeds thresholds from this offering are not met.
We have performed only a limited investigation of the properties included in the Acquisition. The completion of the Acquisition is subject to specified closing conditions and to the right of one or both of the parties to terminate the transaction, including in the event that adjustments to the purchase price related to title defects are required in excess of agreed upon thresholds. If one or more of the closing conditions are not satisfied, the Acquisition may not be completed. Some of these conditions are beyond our control, and we may elect not to take actions necessary to satisfy these conditions or to ensure that the transaction is not otherwise terminated.
Because this offering is not conditioned upon the consummation of the Acquisition, upon the closing of this offering, you will become a holder of our common units regardless of whether the Acquisition is consummated, delayed or terminated. If the Acquisition is delayed, terminated or consummated on terms different than those described herein, the market price of our common units may decline to the extent that the price of our common units reflects a market assumption that the Acquisition will be consummated on the terms described herein or at all. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners. Please read “Summary — Recent Developments — Acquisition of Mineral and Royalty Interests” for more information regarding the Acquisition.
In addition, pending the potential use of the proceeds of this offering to fund a portion of the purchase price for the Acquisition, the Operating Company intends to use the net proceeds received by us from this offering for the repayment of outstanding borrowings under our revolving credit facility. Our general partner will have broad discretion with respect to the use of future drawdowns on our revolving credit facility and may use these funds in ways that you or other unitholders may not support, including to fund a potential redemption of all or a portion of our Series A preferred units, which could adversely affect the market price of our common units.
We may not be able to achieve the expected benefits of the Acquisition and our assessment and estimates of the properties to be acquired in the Acquisition may prove to be incorrect.
Even if we consummate the Acquisition, we may not be able to achieve the expected benefits of the Acquisition. There can be no assurance that the Acquisition will be beneficial to us. We may not be able to integrate the assets acquired in the Acquisition without increases in costs or other difficulties. Any unexpected costs or delays incurred in connection with the integration of the Acquisition could have an adverse effect on our business, results of operations, financial condition and prospects, as well as the market price of our common units.
Our assessment and estimates of the properties to be acquired in the Acquisition to date has been limited and may prove to be incorrect. Even by the time of closing, our assessment of these properties may not reveal all existing or potential problems. In the course of our assessment, we will not receive an independent reserve engineer report related to the properties to be acquired in the Acquisition. In addition, any inspection that we do may not reveal all title issues or other problems. We may be required to assume the risk that the properties may not perform in accordance with our expectations. Our ability to make specified claims against the sellers generally expires over time and we may be left with no recourse for liabilities and other problems associated with the Acquisition that we do not discover prior to the expiration date related to such matters under the Purchase Agreement.
The market price of our common units may decline as a result of the Acquisition if, among other things, the integration of the properties to be acquired in the Acquisition is unsuccessful or if the properties are not successfully developed by working interest owners or if the liabilities, expenses, title and other defects, or transaction costs related to the Acquisition are greater than expected. The market price of our common units may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by us or by securities market participants or if the effect of the Acquisition on our business results of operations or financial condition or prospects is not consistent with our expectations or those of securities market participants.
Any acquisitions we complete, including the Acquisition, are subject to substantial risks that could reduce our ability to make distributions to our unitholders.
Even if we do make acquisitions that we believe will increase the amount of cash available for distribution to our unitholders, these acquisitions, including the Acquisition, may nevertheless result in a decrease in the amount of cash available for distribution. Any acquisition, including the Acquisition, involves potential risks, including, among other things:
•
the validity of our assumptions about estimated proved reserves, future production, drilling locations, prices, revenues, capital expenditures and production costs;

•
the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which any indemnity we receive is inadequate;

•
our inability to obtain satisfactory title to the assets we acquire; and

•
the occurrence of other significant changes, such as impairment of oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges.

Tax Risks
Our tax liability may be greater than expected if we do not generate sufficient depletion deductions to offset our taxable income and reduce our tax liability.

Even though we are organized as a limited partnership under state law, we are treated as a corporation for United States federal income tax purposes and thus we are subject to United States federal income tax at regular corporate rates on our net taxable income. We expect to generate depletion deductions that we can use to offset our taxable income. As a result, we do not expect to pay material United States federal income tax through 2027. This estimate is based upon assumptions we have made regarding, among other things, the Operating Company’s income and depletion expenses and production from the Acquired Assets and it ignores the effect of any possible acquisitions of additional assets, other than the Acquisition.
We currently expect that (i) we will pay no material federal income taxes through 2027 (less than approximately 5% of estimated pre-tax distributable cash flow for such years), and (ii) substantially all distributions paid to our common unitholders will not be taxable dividend income through 2025.
While we expect that our depletion deductions will be available to us as a benefit, in the event that the depletion deductions are not available as expected, are successfully challenged by the IRS (in a tax audit or otherwise) or are subject to future limitations, our ability to realize these benefits may be limited. Further, the IRS or other tax authorities could challenge one or more tax positions we or the Operating Company take. Further, any change in law may affect our tax positions. Please read “Summary — Tax Matters.”
The portion of our distributions taxable as dividends may be greater than expected.
If we make distributions from current or accumulated earnings and profits as computed for United States federal income tax purposes, such distributions will generally be taxable to our common unitholders as dividend income for United States federal income tax purposes. Distributions paid to non-corporate United States common unitholders will be subject to United States federal income tax at preferential rates, provided that certain holding period and other requirements are satisfied. We estimate that we will not have material current or accumulated earnings and profits as computed for United States federal income tax purposes through 2027. However, it is difficult to predict whether we will generate earnings and profits in any given tax year. Please read “Summary — Tax Matters.” Although we expect that a significant portion of our distributions to common unitholders will exceed our current and accumulated earnings and profits as computed for United States federal income tax purposes, and therefore constitute a non-taxable return of capital to each unitholder to the extent of such unitholder’s basis in its common units, this may not occur. In addition, although distributions treated as a return of capital are generally non-taxable to the extent of a unitholder’s basis in its common units, such distributions will reduce such unitholder’s adjusted tax basis in its common units, which will result in an increase in the amount of gain (or a decrease in the amount of loss) that will be recognized by the unitholder on a future disposition of our common units, and to the extent any such distribution exceeds a unitholder’s basis in its common units, such distribution will be treated as gain on the sale or exchange of such common units.

USE OF PROCEEDS
Based on an assumed offering price of $15.50 per common unit (the last reported sale price of our common units on the New York Stock Exchange on November 8, 2021), we expect to receive approximately $54.5 million in net proceeds from the sale of the 3,750,000 common units we are offering hereby, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to contribute the net proceeds from this offering to the Operating Company in exchange for 3,750,000 OpCo units. The Operating Company will use the net proceeds we receive from this offering to fund a portion of the purchase price for the Acquisition. Pending the closing of the Acquisition, the Operating Company intends to use the net proceeds for the repayment of outstanding borrowings under our revolving credit facility.
As of October 29, 2021, we had $200.7 million in borrowings outstanding under our revolving credit facility, with a weighted average interest rate of 4.00%. Our revolving credit facility matures on June 7, 2024. The outstanding borrowings under our revolving credit facility were used primarily to fund acquisitions and redemptions of Series A preferred units, as well as for general partnership purposes. Amounts borrowed in the future under our revolving credit facility will be used for general partnership purposes, which may include funding future acquisitions or the potential redemption of all or a portion of our Series A preferred units.
Affiliates of Citigroup Global Markets Inc., an underwriter in this offering, will receive at least 5% of the net proceeds of this offering in connection with the potential repayment of outstanding borrowings under our revolving credit facility. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of FINRA. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common units. Please read “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2021:
•
on an actual basis;

•
on an as adjusted basis to give effect to the issuance and sale by us of 3,750,000 common units in this offering and our receipt of an estimated $54.5 million of net proceeds from this offering (based on an assumed offering price of $15.50 per common unit (the last reported sale price of our common units on the New York Stock Exchange on November 8, 2021)), after deducting underwriting discounts and estimated offering expenses, and the application of such net proceeds to repay borrowings under our revolving credit facility pending the consummation of the Acquisition; and

•
on an as further adjusted basis to give effect to the consummation of the Acquisition, assuming the entire purchase price is financed with borrowings under our revolving credit facility.

You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our unaudited condensed consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated by reference into this prospectus supplement, for additional information.
	As of September 30, 2021 (in thousands)
	Actual	As adjusted	As further adjusted(2)
Cash and cash equivalents	$12,699	$12,699	$12,699
Long-term debt(1)	$192,710	$138,201	$195,201
Mezzanine equity
Series A preferred units	$20,407	$20,407	$20,407
Unitholders’ equity
General partner	—	—	—
Common units	270,527	325,036	325,036
Class B units	881	881	881
Total unitholders’ equity	$271,408	$325,917	$325,917
Noncontrolling interest
Noncontrolling interest	$20,148	$20,148	$20,148
Total capitalization	$504,673	$504,673	$561,673

(1)
As of October 29, 2021, we had total borrowings outstanding under our revolving credit facility of $200.7 million. As of that date, our borrowing base was $265.0 million and we had $64.3 million available for future borrowings under our revolving credit facility based on current elected commitments of $265.0 million.

(2)
We and the Operating Company may use future amounts borrowed under our revolving credit facility to fund a redemption of the remaining portion of our issued and outstanding Series A preferred units. Please read “Use of Proceeds.” We currently have 25,000 Series A preferred units issued and outstanding with a face value of $25.0 million.

This table does not reflect the issuance of up to an additional 562,500 common units that may be sold by us to the underwriters upon exercise of their option to purchase additional common units.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material United States federal income tax consequences related to the purchase, ownership and disposition of our common units by a unitholder that holds our common units as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), United States Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of United States federal income taxation or the tax considerations arising under the laws of any non-United States, state or local jurisdiction, the Medicare tax on net investment income or under United States federal estate or gift tax laws. In addition, except as expressly described in this summary, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the United States federal income tax laws, such as (without limitation):
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banks, insurance companies or other financial institutions;

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tax-exempt or governmental organizations;

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qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers or brokers in stocks or securities or foreign currencies;

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United States holders (as defined below) whose functional currency is not the United States dollar;

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traders in securities that use the mark-to-market method of accounting for United States federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid United States federal income tax;

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persons subject to the alternative minimum tax;

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partnerships (including entities or arrangements treated as partnerships for United States federal income tax purposes) or other pass-through entities for United States federal income tax purposes or holders of interests therein;

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S corporations (or investors in S corporations);

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persons that hold or are deemed to sell our common units as a result of a constructive sale;

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persons that acquired our common units through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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certain former citizens or long-term residents of the United States;

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real estate investment trusts, regulated investment companies or mutual funds;

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persons that hold our common units as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

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persons required for United States federal income tax purposes to accelerate the recognition of any item of gross income with respect to our common units as a result of such income being recognized on an applicable financial statement; and

•
persons that hold our common units other than as a capital asset.

If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) investing in our common units to consult their tax advisors regarding the United States federal income tax considerations of the purchase, ownership and disposition of our common units by such partnership.
YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON UNITS ARISING UNDER THE UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Corporate Status
Although we are a Delaware limited partnership, we are treated as an entity taxable as a corporation for United States federal income tax purposes as a result of the Tax Election. Thus, we are obligated to pay United States federal income tax on our net taxable income, and distributions on our common units are treated as distributions on corporate stock for United States federal income tax purposes. Currently, the corporate United States federal income tax rate is 21%. In addition, no Schedule K-1s will be issued with respect to the common units; instead, holders of common units will receive a Form 1099 from us with respect to distributions received on the common units.
Tax Consequences to United States Holders
The discussion in this section is addressed to holders of our common units who are United States holders. You are a United States holder for purposes of this discussion if you are a beneficial owner of our common units and you are, for United States federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for United States federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

Treatment of Distributions
Distributions with respect to our common units will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the United States holder’s adjusted tax basis in such common units, which reduces such basis dollar-for-dollar (but not below zero), and thereafter as capital gain from the sale or exchange of such common units. Please read “— Disposition of Common Units.” Such gain will be long-term capital gain provided that the United States holder has held such common units for more than one year as of the time of the distribution. Individuals that receive distributions on our common units that are treated as dividends for United States federal income tax purposes generally will be subject to the lower capital gains rate applicable to “qualified dividend income” provided certain holding period requirements are met. United States holders that are corporations for United States federal income tax purposes that receive a distribution from us treated as a dividend for United States federal income tax purposes may be eligible for the corporate dividends-received deduction (subject to certain limitations, including limitations on the aggregate amount of the deduction that may be claimed and limitations based on the holding period of the common units on which the dividends were paid, which holding period may be reduced if the holder engages in risk reduction transactions with respect to its common units).
Investors in our common units are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our common units that do not qualify as dividends for United States federal income tax purposes, including, in the case of corporate investors, the inability to claim the corporate dividends-received deduction with respect to such distributions.
Disposition of Common Units
A United States holder of common units generally will recognize capital gain or loss on a sale, an exchange, certain redemptions or other taxable dispositions of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the United States holder’s adjusted tax basis in those units. A United States holder’s tax basis in the common units generally will be equal to the amount paid for such units, reduced (but not below zero) by distributions received on such units that are not treated as dividends for United States federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the United States holder’s holding period for the units sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum United States federal income tax rate, currently 20%. The deductibility of net capital losses is subject to limitations.
Investment by Tax-Exempt Investors and Regulated Investment Companies
A tax-exempt investor will not have unrelated business taxable income attributable to its ownership of common units or to its sale, exchange or other disposition of common units unless its ownership of common units is debt-financed. In general, common units would be debt-financed if the tax-exempt investor incurs debt to acquire common units or otherwise incurs or maintains a debt that would not have been incurred or maintained if those common units had not been acquired.
Distributions that constitute dividends with respect to the common units will result in income that is qualifying income for a regulated investment company or a mutual fund. Furthermore, any gain from the sale, exchange or other disposition of the common units will constitute gain from the sale, exchange or other disposition of stock or securities and will also result in income that is qualifying income for a regulated investment company. Finally, the common units will constitute qualifying assets to regulated investment companies, which generally must own at least 50% in qualifying assets and not more than 25% in certain nonqualifying assets at the end of each quarter, provided such regulated investment companies do not violate certain percentage ownership limitations with respect to the common units.
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS with respect to distributions on our common units and the proceeds from a disposition of our common units. United States holders may be subject to backup withholding on distributions with respect to our common units and on the proceeds of a disposition of our common units unless such United States holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a United States holder’s United States federal income tax liability, and the United States holder may be entitled to a refund, provided the United States holder timely furnishes the required information to the IRS. United States holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.
Tax Consequences to Non-United States Holders
The discussion in this section is addressed to holders of our common units who are non-United States holders. For purposes of this discussion, a non-United States holder is a beneficial owner of our common units that is neither a partnership for United States federal income tax purposes nor a United States holder as defined above.

Treatment of Distributions
Distributions with respect to our common units will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to dividends effectively connected with a trade or business, each of which is discussed below, a distribution treated as a dividend paid to a non-United States holder on our common units generally will be subject to United States withholding tax at a rate of 30% of the gross amount of the distribution, or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-United States holder’s adjusted tax basis in its common units (but not below zero). The remaining amount of such distribution will be treated as gain from the sale of such common units and will have the tax consequences described below under “— Disposition of Common Units.” The rules applicable to distributions by “USRPHCs” (as defined below) to non-United States persons that exceed current and accumulated earnings and profits are not clear. As a result, to the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, it is possible that United States federal income tax, at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), may be withheld from such distributions received by non-United States holders. To receive the benefit of a reduced treaty rate on distributions, a non-United States holder must provide the withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) certifying qualification for the reduced rate.
Non-United States holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common units, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any over withheld amounts.
Distributions treated as dividends that are paid to a non-United States holder and are effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment maintained by the non-United States holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Effectively connected dividend income will not be subject to United States withholding tax if the non-United States holder satisfies certain certification requirements by providing to the withholding agent a properly executed IRS Form W-8ECI (or other appropriate form) certifying eligibility for the exemption. If the non-United States holder is a corporation, that portion of the corporation’s earnings and profits for the taxable year, as adjusted for certain items, that is effectively connected with its United States trade or business (and, if required by applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by a non-United States holder that is a corporation for United States federal income tax purposes) may also be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable tax treaty.
Disposition of Common Units
Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-United States holder generally will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of our common units unless:
•
the non-United States holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-United States holder in the United States); or

•
our common units constitute a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-United States holder in the United States.

A non-United States holder described in the first bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on the amount of such gain (which may be offset by United States source capital losses, provided that the non-United States holder has timely filed United States federal income tax returns with respect to such losses).
A non-United States holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, will be subject to United States federal income tax on any such gain recognized on a net income basis at the same graduated rates generally applicable to United States persons unless an applicable tax treaty provides otherwise. If the non-United States holder is a corporation for United States federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits, as adjusted for certain items, which may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for United States federal income tax purposes. However, as long as our common units are “regularly traded on an established securities market” (within the meaning of the United States Treasury regulations), a non-United States holder will be treated as disposing of a United States real property interest and will be taxable on gain recognized on the disposition of our common units as a result of our status as a USRPHC only if the non-United States holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-United States holder’s holding period for the common units, more than 5% of our common units. If our common units were not considered to be regularly traded on an established securities market, all non-United States holders would be subject to United States federal income tax on a disposition of our common units, and a 15% withholding tax would apply to the gross proceeds from the sale of our common units by such non-United States holder.
Non-United States holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common units.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient’s country of residence.
Payments of dividends to a non-United States holder generally will not be subject to backup withholding if the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.
Payments of the proceeds from a sale or other disposition by a non-United States holder of our common units effected by or through a United States office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 and certain other conditions are met or the non-United States holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common units effected outside the United States by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met, or the non-United States holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common units effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the United States income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that certain required information is timely furnished to the IRS.
Additional Withholding Requirements under Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (“FATCA”) impose a 30% withholding tax on any dividends paid on our common units if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in an underwriting agreement dated , 2021, we have agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc. is acting as representative, the following respective numbers of common units:
Underwriters	Number of Units
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.

Total	3,750,000
The underwriting agreement provides that the underwriters are obligated to purchase all the common units in this offering if any are purchased, other than those common units covered by the option described below. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated. The offering of the common units by the underwriters is subject to receipt and acceptance, and subject to the underwriters’ right to reject, any order in whole or in part.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
We have granted the underwriters a 30-day option to purchase up to 562,500 additional common units at the public offering price less the underwriting discount.
The underwriters propose to offer the common units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $      per common unit. After the public offering of the common units, the representative may change the public offering price and selling concession and discount to broker/dealers.
The following table summarizes the compensation we will pay to the underwriters:
	Per Common Unit	Total
Price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$
The expenses of this offering that have been paid or are payable by us are estimated to be approximately $1,000,000 (excluding underwriting discounts). We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.
Subject to certain exceptions, we, our general partner and each of the officers and directors of our general partner have agreed that, for a period of 60 days after the date of this prospectus supplement, we and they will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of our common units or securities convertible into or exchangeable or exercisable for any of our common units, or sell or grant options, rights or warrants with respect to any of our common units or securities convertible into or exchangeable for our common units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments with respect to the registration of any of our common units or securities convertible, exercisable or exchangeable into our common units or any other of our securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Citigroup Global Markets Inc. on behalf of the underwriters.
In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of common units in excess of the number of common units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common units over-allotted by the underwriters is not greater than the number of common units that they may purchase in the option to purchase additional common units. In a naked short position, the number of common units involved is greater than the number of common units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing common units in the open market.

•
Syndicate covering transactions involve purchases of our common units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common units to close out the short position, the underwriters will consider, among other things, the price of common units available for purchase in the open market as compared to the price at which they may purchase common units through the option to purchase additional common units. If the underwriters sell more common units than could be covered by the option to purchase additional common units, a naked short position, the position can only be closed out by buying common units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in this offering.

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Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common units or preventing or retarding a decline in the market price of the common units. As a result the price of our common units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of common units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described in the section titled “Use of Proceeds,” Citigroup Global Markets Inc. is an underwriter in this offering and its affiliates will receive at least 5% of the net proceeds of this offering in connection with the potential repayment of outstanding borrowings under our revolving credit facility with the net proceeds of this offering. As such, Citigroup Global Markets Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common units. Pursuant to FINRA Rule 5121, Citigroup Global Markets Inc. will not confirm sales of securities to any account over which it exercises discretionary authority without the prior written approval of the accountholder. Please read “Use of Proceeds” for additional information.
Selling Restrictions
Notice to Prospective Investors in Canada
The common units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or Subsection 73.3(1) of the Securities Act (Ontario), and permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The common units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan
The common units offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The common units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common units may not be circulated or distributed, nor may the common units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the common units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common units pursuant to an offer made under Section 275 of the SFA except:
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to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person (as defined in Section 275(2) of the SFA), or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and, further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

LEGAL MATTERS
The validity of the common units offered hereby will be passed upon for us by White & Case L.L.P., Houston, Texas. Certain legal matters with respect to the common units offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS
The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 regarding estimates of our proved reserves, future production and income attributable to certain royalty interests of Kimbell Royalty Partners, LP is based upon estimates of such reserves and present values prepared by Ryder Scott Company, L.P., a third-party independent petroleum engineer, as of December 31, 2020. This information is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can also obtain information about us on our website at www.kimbellrp.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. However, any statement incorporated by reference into this prospectus supplement shall be automatically modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such prior statement. Information that we file later with the SEC (which does not include any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) will automatically update and may replace information in this prospectus and information previously filed with the SEC.
The documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement or the accompanying base prospectus and prior to the termination of the offering of the securities offered by this prospectus supplement and the accompanying base prospectus, are incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and, June 30, 2021 and September 30, 2021, filed on May 6, 2021, August 5, 2021 and November 4, 2021, respectively;

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the description of our common units contained in our Registration Statement on Form 8-A (File No. 001-38005), incorporated by reference to Exhibit 4.3 to our Form 10-K for the year ended December 31, 2019, filed on February 28, 2020; and

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our Current Reports on Form 8-K or 8-K/A filed on January 22, 2021, April 23, 2021, June 8, 2021, July 23, 2021, October 22, 2021 and November 9, 2021.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:
Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, Texas 76102
(817) 945-9700

PROSPECTUS
$300,000,000
KIMBELL ROYALTY PARTNERS, LP
Common Units
Preferred Units
Partnership Securities
Warrants
Rights
29,878,333 Common Units Offered by the Selling Unitholders
We may from time to time, in one or more offerings, sell, in one or more series, the following securities under this prospectus, which we refer to collectively as the “securities”:
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common units representing limited partner interests in Kimbell Royalty Partners, LP;

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preferred units representing limited partner interests in Kimbell Royalty Partners, LP;

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partnership securities representing limited partner interests in Kimbell Royalty Partners, LP;

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warrants to purchase common units, preferred units or partnership securities in Kimbell Royalty Partners, LP; and

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rights to purchase common units, preferred units or partnership securities in Kimbell Royalty Partners, LP.

This prospectus may also be used by the selling unitholders (as defined below), from time to time in one or more offerings, of up to 29,878,333 common units held by such selling unitholders at prices and on terms that will be determined at the time of any such offerings. “Selling unitholders” refers to the selling unitholders named in this prospectus or in any supplement to this prospectus or certain transferees, assignees or other successors-in-interest that received units from the selling unitholders (collectively, the “selling unitholders”).
We will not receive any proceeds from the sale of common units owned by the selling unitholders. For a detailed discussion of the selling unitholders, please read “Selling Unitholders.”
We and the selling unitholders may sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.
This prospectus describes the general terms of these securities and the general manner in which we or the selling unitholders will offer them. The specific terms of any securities that we or the selling unitholders offer will, if not included in this prospectus or the information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling unitholders will offer the securities, and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in a supplement to this prospectus.
You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in any of our securities. You should also read the documents we have referred you to in the “Where You Can Find More Information” and “Information We Incorporate by Reference” sections of this prospectus for information about us, including our financial statements.
Our common units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “KRP.” We will provide information in the prospectus supplement for the trading market, if any, for any preferred units, partnership securities, warrants and rights we may offer.
Investing in our securities involves a high degree of risk. Limited partnerships are inherently different from corporations. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under “Risk Factors” beginning on page 6 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 29, 2020

We have not authorized anyone to provide you with any information other than the information contained in this prospectus, any future prospectus supplement prepared by us or incorporated by reference in this prospectus or any prospectus supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering these securities in any state where the offer is not permitted.
You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the respective dates of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus or any prospectus supplement.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell from time to time up to $300,000,000 of our securities. In addition, the selling unitholders may from time to time sell up to 29,878,333 of our common units.
This prospectus provides you with a general description of Kimbell Royalty Partners, LP and the securities that are registered hereunder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Each time a selling unitholder sells common units with this prospectus, such selling unitholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC and is accurate as of the date stated in such report. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can also obtain information about us on our website at http://www.kimbellrp.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC (which does not include any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) will automatically update and may replace information in this prospectus and information previously filed with the SEC. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.
The documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents we may file with the SEC after the date of the registration statement that includes this prospectus and prior to the effectiveness of the registration statement that includes this prospectus, are incorporated by reference in this prospectus until the termination of all offerings under this registration statement:
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020;

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the description of our common units contained in our Registration Statement on Form 8-A, filed on February 2, 2017; and

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our Current Reports on Form 8-K or Form 8-K/A filed on July 30, 2018, September 11, 2018, September 19, 2018, January 28, 2019, March 12, 2019, June 7, 2019, January 9, 2020, January 14, 2020, January 15, 2020, January 24, 2020, April 20, 2020 and April 27, 2020.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:
Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, Texas 76102
(817) 945-9700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information contained in or incorporated by reference in this prospectus may constitute “forward-looking statements.” Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of future operations or acquisitions. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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our ability to replace our reserves;

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our ability to make, consummate and integrate acquisitions of assets or businesses and realize the benefits or effects of any acquisitions or the timing, final purchase price or consummation of any acquisitions;

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our ability to execute our business strategies;

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the volatility of realized prices for oil, natural gas and natural gas liquids (“NGLs”);

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the level of production on our properties;

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the level of drilling and completion activity by the operators of our properties;

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regional supply and demand factors, delays or interruptions of production;

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general economic, business or industry conditions;

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competition in the oil and natural gas industry generally and the mineral and royalty industry in particular;

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the ability of the operators of our properties to obtain capital or financing needed for development and exploration operations;

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title defects in the properties in which we acquire an interest;

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uncertainties with respect to identified drilling locations and estimates of reserves on our properties and on properties we seek to acquire;

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the availability or cost of rigs, completion crews, equipment, raw materials, supplies, oilfield services or personnel;

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restrictions on or the availability of the use of water in the business of the operators of our properties;

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the availability of transportation facilities;

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the ability of the operators of our properties to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

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federal and state legislative and regulatory initiatives relating to the environment, hydraulic fracturing, tax laws and other matters affecting the oil and gas industry;

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future operating results;

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exploration and development drilling prospects, inventories, projects and programs;

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operating hazards faced by the operators of our properties;

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the ability of the operators of our properties to keep pace with technological advancements;

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uncertainties regarding United States federal income tax treatment of our future earnings and distributions;

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the effects of weak economic conditions and oil and natural gas market disruptions, including the impacts of the coronavirus pandemic;

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our ability to remediate any material weakness in, or to maintain effective, internal controls over financial reporting and disclosure controls and procedures; and

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certain factors discussed elsewhere in this prospectus.

For additional information regarding known material factors that could cause our actual results to differ from our historical experience and our present expectations or projections, please read “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any prospectus supplement. The risk factors and other factors included in this prospectus, any prospectus supplement or incorporated by reference herein or therein could cause our actual results to differ materially from those contained in any forward-looking statement.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

ABOUT KIMBELL ROYALTY PARTNERS, LP
Unless the context otherwise requires, references to “Kimbell Royalty Partners, LP,” “our partnership,” “we,” “our,” “us” or like terms refer to Kimbell Royalty Partners, LP and its subsidiaries. References to “our general partner” refer to Kimbell Royalty GP, LLC. References to “our Sponsors” refer to affiliates of our founders, Ben J. Fortson, Robert D. Ravnaas, Brett G. Taylor and Mitch S. Wynne, respectively. References to “the Operating Company” refer to Kimbell Royalty Operating, LLC, a subsidiary of our partnership. References to the “Contributing Parties” refer to all entities and individuals, including certain affiliates of our Sponsors, that contributed, directly or indirectly, certain mineral and royalty interests to us. References to “Kimbell Operating” refer to Kimbell Operating Company, LLC, a wholly owned subsidiary of our general partner, which has entered into separate management services agreements with entities controlled by affiliates of certain of our Sponsors and certain Contributing Parties as described herein. References to the “Exchange Agreement” refer to the Exchange Agreement, dated as of September 23, 2018, by and among us, our general partner, the Operating Company and the holders of common units of the Operating Company (“OpCo common units”) and Class B common units representing limited partner interests in us (“Class B units”) from time to time party thereto.
We are a Delaware limited partnership formed in 2015 to own and acquire mineral and royalty interests in oil and natural gas properties throughout the United States. As an owner of mineral and royalty interests, we are entitled to a portion of the revenues received from the production of oil, natural gas and associated NGLs from the acreage underlying our interests, net of post-production expenses and taxes. We are not obligated to fund drilling and completion costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life. Our primary business objective is to provide increasing cash distributions to our unitholders resulting from acquisitions from third parties, our Sponsors and the Contributing Parties and from organic growth through the continued development by working interest owners of the properties in which we own an interest.
On September 24, 2018, we elected to change our United States federal income tax status from that of a pass-through partnership to that of an entity taxable as a corporation by means of a “check the box” election (the “Tax Election”). In connection with the Tax Election, we also engaged in certain restructuring transactions, which are referred to herein as the “Restructuring.” Following the effectiveness of the Tax Election, our business continues to be conducted through the Operating Company, which is taxed as a partnership for United States federal and state income tax purposes. We are the managing member of the Operating Company and other holders of OpCo common units are non-managing members. Our decisions in our capacity as the managing member of the Operating Company are made by our general partner. The non-managing members have limited voting rights and are entitled to distributions. For a more complete description of the Tax Election and the Restructuring, please read our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.
Executive Offices
Our principal executive offices are located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102, and our phone number is (817) 945-9700. Our website address is http://www.kimbellrp.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. You should carefully consider the information included in this prospectus, any prospectus supplement, and the documents we have incorporated by reference in this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or therein, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition, results of operations, and cash available for distribution could be materially adversely affected. In that event, we might not be able to make distributions on our common units, the trading price of our common units, preferred units, partnership securities, warrants or rights could decline, and you could lose all or part of your investment. If we or any selling unitholder sell any securities pursuant to a prospectus supplement, we or such selling unitholder may include additional risk factors relevant to such securities in such prospectus supplement.

USE OF PROCEEDS
Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from our sale of securities covered by this prospectus for general partnership purposes, which may include, among other things, debt repayment, working capital, capital expenditures and acquisitions.
Any specific allocation of the net proceeds of an offering of securities to a purpose will be determined at the time of the offering and will be described in a prospectus supplement.
We will not receive any of the proceeds from the sale of common units by the selling unitholders.

DESCRIPTION OF OUR COMMON UNITS AND CLASS B UNITS
Our Common Units
The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights and privileges provided to limited partners holding common units under our partnership agreement. For a description of the relative rights and privileges of holders of our common units to partnership distributions, please read “How We Pay Distributions.” For a description of the rights and privileges of limited partners holding common units under our partnership agreement, including voting rights, please read “The Partnership Agreement.”
Our Class B Units
The Class B units represent limited partner interests in us. The holders of Class B units are only entitled to participate in partnership distributions and exercise the rights and privileges provided to limited partners holding Class B units under our partnership agreement. For a description of the relative rights and privileges of holders of our Class B units to partnership distributions, please read “How We Pay Distributions.” For a description of the rights and privileges of limited partners holding Class B units under our partnership agreement, including voting rights, please read “The Partnership Agreement.”
The Class B units are identical to the common units, except that the Class B units (i) are entitled to receive cash distributions from operations or upon our liquidation or winding up equal to 2.0% per quarter on their respective Class B Contribution (as defined below) prior to distributions on our common units, (ii) are not transferable (except to certain affiliates of holders of Class B units, so long as the transferring holder of the Class B units simultaneously transfers an equal number of OpCo common units to such affiliate in accordance with the limited liability company agreement of the Operating Company), (iii) are exchangeable, together with an equal number of OpCo common units, for common units, (iv) do not have the benefit of registration rights and (v) if at any time any record holder of one or more Class B units does not hold an equal number of Class B units and OpCo common units, we will issue additional Class B units to such holder or cancel Class B units held by such holder, as applicable, such that the number of Class B units held by such holder is equal to the number of OpCo common units held by such holder.
Exchange Right
Pursuant to the terms of the Exchange Agreement, each holder of OpCo common units is able to tender its OpCo common units and an equal number of its Class B units (one such OpCo common unit and one such Class B Unit, together, a “Tendered Unit,” and collectively, the “Tendered Units”) for redemption to the Operating Company. Each tendering holder of Tendered Units (such holder, a “Tendering Holder”) has the right to receive, at the election of the Operating Company, either a number of our common units equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the current market price of our common units calculated in accordance with our partnership agreement. In addition, we have the right, but not the obligation, to directly purchase all or a portion of such Tendered Units for either a number of our common units equal to the number of Tendered Units we elect to purchase or a cash payment equal to the number of Tendered Units we elect to purchase multiplied by the current market price of our common units calculated in accordance with our partnership agreement. Each Tendering Holder also has the right to receive a cash amount equal to the Class B Capital Contribution Per Unit Amount (as defined below) multiplied by the number of Tendered Units that are redeemed by the Operating Company or that are repurchased by us.
If the Operating Company elects to require the delivery of our common units in exchange for any Tendered Units or we elect to purchase any Tendered Units using our common units as consideration, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events.
Transfer Agent and Registrar
Duties
American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by unitholders:

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surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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special charges for services requested by a holder of a common unit; and

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other similar fees or charges.

There is no charge to our unitholders for disbursements of our quarterly cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal
The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.
Transfer of Common Units and Class B Units
By transfer of common units and Class B units in accordance with our partnership agreement, each transferee of common units and Class B units shall be admitted as a limited partner with respect to the class of units transferred when such transfer and admission are reflected in our books and records. Each transferee:
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represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

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gives the consents and approvals contained in our partnership agreement.

A transferee will become a substituted limited partner of our partnership for the transferred units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records from time to time as necessary to accurately reflect the transfers.
We may, at our discretion, treat the nominee holder of a common unit or Class B unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units and Class B units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred units.
Until a common unit or Class B unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Listing
Our common units are traded on the NYSE under the symbol “KRP.” Our Class B units are not, and will not be, listed on any securities exchange.

DESCRIPTION OF THE PREFERRED UNITS
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the designations, preferences, rights, powers and duties established by our general partner without the approval of any of our limited partners, except that we will need the consent of 66 2∕3% of the outstanding Series A Cumulative Convertible Preferred Units (“Series A preferred units”) to issue, authorize or create any additional Series A preferred units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A preferred units. In accordance with Delaware law and the provisions of our partnership agreement and subject to the rights of the holders of the Series A preferred units, we may issue additional partnership interests that have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have one series of preferred units outstanding, the Series A preferred units. For more information regarding our Series A preferred units, please read “— Series A Cumulative Convertible Preferred Units” and “The Partnership Agreement.”
Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:
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the designation, stated value and liquidation preference of the preferred units and the number of preferred units offered;

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the price at which the preferred units will be issued;

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the conversion or exchange provisions of the preferred units;

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any redemption or sinking fund provisions of the preferred units;

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the distribution rights of the preferred units, if any;

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a discussion of any additional material United States federal income tax consequences relating to the preferred units; and

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any additional rights, preferences, privileges, limitations and restrictions of the preferred units.

Series A Cumulative Convertible Preferred Units
On May 28, 2018, we entered into a Series A Preferred Unit Purchase Agreement (the “Series A Preferred Unit Purchase Agreement”) with certain affiliates of Apollo Capital Management, L.P. (collectively, the “Series A Purchasers”) to issue and sell 110,000 Series A preferred units for a cash purchase price of $1,000 per Series A preferred unit (the “Series A Issue Price”), resulting in gross proceeds to us of $110 million. We issued the Series A preferred units on July 12, 2018 (the “Series A Issuance Date”). On February 12, 2020, we completed the redemption of 55,000 Series A preferred units, representing 50% of the then-outstanding Series A preferred units. As of May 14, , 2020, there were 55,000 Series A preferred units outstanding.
Ranking
The Series A preferred units rank senior to all classes or series of limited partner interests of ours with respect to distribution rights.
Voting Rights
The Series A preferred units vote on an as-converted basis with the common units and have certain other class voting rights, including with respect to certain incurrences of debt and any amendment to our partnership agreement if the amendment is materially adverse to any of the rights, preferences and privileges of the Series A preferred units. For a description of the rights and privileges of the holders of Series A preferred units under our partnership agreement, including voting rights, please read “The Partnership Agreement.”
Distributions
Until the conversion of the Series A preferred units into common units or their redemption, holders of the Series A preferred units are entitled to receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. We have the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If we make such an election in consecutive quarters or otherwise materially breach our obligations to the holders of the Series A preferred units, the distribution rate will increase to 20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of Series A preferred units has the right to share in any special distributions by us of cash, securities or other property pro rata with the common units on an as-converted basis, subject to customary adjustments. We cannot pay any distributions on any junior securities, including any of the common units, prior to paying the quarterly distribution payable to the Series A preferred units, including any previously accrued and unpaid distributions.
Conversion
Beginning with the earlier of (i) the second anniversary of the Series A Issuance Date and (ii) immediately prior to a liquidation of us, each holder of the Series A preferred units may, at any time (but not more often than once per quarter), elect to convert all or any portion of its Series A preferred units into a number of common units determined by multiplying the number of Series A preferred units to be converted by the then-applicable conversion rate, provided that any conversion (a) is for at least $10 million or such lesser amount that covers all of such holder’s (and its affiliates’) remaining Series A preferred units and (b) the closing price of the common units is at least 130% of the conversion price of $18.50, subject to certain anti-dilution adjustments (the “Series A Conversion Price”) for 20 trading days during the 30-trading day period immediately preceding the conversion notice.
At any time on or after the second anniversary of the Series A Issuance Date, we have the option to convert all or any portion of the Series A preferred units into a number of common units determined by the then-applicable conversion rate, provided that (i) any conversion is for at least $10 million or such lesser amount that covers all of such holder’s (and its affiliates’) Series A preferred units, (ii) the common units are listed for, or admitted to, trading on a national securities exchange, (iii) the closing price of the common units is at least 160% of the Series A Conversion Price for 20 trading days during the 30-trading day period immediately preceding the conversion notice and (iv) we have an effective registration statement on file with the SEC covering resales of the underlying common units to be received by the holders of Series A preferred units upon such conversion.
Redemption
At our option at any time or at the option of the holders of the Series A preferred units beginning seven years after the Series A Issuance Date or in the event of a change of control, the Series A preferred units may be redeemed for a cash amount per Series A preferred unit (the “Series A Redemption Price”) equal to the product of (A) the number of outstanding Series A preferred units multiplied by (B) the greatest of (1) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve the Minimum IRR (as defined below), (2) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve a return on investment equal to 1.2 times with respect to such Series A preferred unit and (3) the Series A Issue Price plus accrued and unpaid distributions. For purposes of this paragraph, “Minimum IRR” means as of any measurement date: (a) prior to the fifth anniversary of the Series A Issuance Date, a 13.0% internal rate of return with respect to the Series A preferred units; (b) on or after the fifth anniversary of the Series A Issuance Date and prior to the sixth anniversary of the Series A Issuance Date, a 14.0% internal rate of return with respect to the Series A preferred units; and (c) on or after the sixth anniversary of the Series A Issuance Date, a 15.0% internal rate of return with respect to the Series A preferred units.
Board Rights
In connection with the issuance of the Series A preferred units, we granted holders of the Series A preferred units board observer rights beginning three years after the Series A Issuance Date, and board appointment rights beginning four years after the Series A Issuance Date and in the case of events of default with respect to the Series A preferred units.

DESCRIPTION OF THE PARTNERSHIP SECURITIES
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners, except that we will need the consent of 66 2∕3% of the outstanding Series A preferred units to issue, authorize or create any additional Series A preferred units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A preferred units.
Should we offer partnership securities under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:
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the designation, stated value and liquidation preference of the units and the maximum number of units to constitute the class or series;

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the number of units to be offered;

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the public offering price at which the units will be issued;

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any sinking fund provisions of the units;

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the voting rights, if any, of the units;

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the distribution rights of the units, if any;

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whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

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the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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a discussion of any additional material United States federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

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any additional rights, preferences, privileges, limitations and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to our partnership agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS
General Description of Warrants
We may issue warrants for the purchase of common units, preferred units or partnership securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
The prospectus supplement relating to a particular issue of warrants to purchase common units, preferred units or partnership securities will describe the terms of the common unit warrants, preferred unit warrants or partnership securities warrants, including, among other things, the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the common units, preferred units or partnership securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of common units, preferred units or partnership securities that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units, preferred units or partnership securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our common units, preferred units or partnership securities, you will not have any rights as a holder of common units, preferred units or partnership securities, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase common units, preferred units or partnership securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the unitholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.
Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:
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the date of determining the unitholders entitled to the rights distribution;

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the number of rights issued or to be issued to each unitholder;

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the exercise price payable for each common unit, preferred unit or partnership security upon the exercise of the rights;

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the number and terms of the common units, preferred units or partnership securities that may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

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any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

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any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS
General
Our Cash Distribution Policy
The limited liability company agreement of the Operating Company requires it to distribute all of its cash on hand at the end of each quarter in an amount equal to its available cash for such quarter. In turn, our partnership agreement requires us to distribute all of our cash on hand at the end of each quarter in an amount equal to our available cash for such quarter. Available cash for each quarter will be determined by the Board of Directors following the end of such quarter. Available cash is defined in the limited liability company agreement of the Operating Company, our partnership agreement and in “How We Pay Distributions.” We expect that the Operating Company’s available cash for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate, and we expect that our available cash for each quarter will generally equal our Adjusted EBITDA for the quarter (and will be our proportional share of the available cash distributed by the Operating Company for that quarter), less cash needs for debt service and other contractual obligations, tax obligations, fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.
The Board of Directors has in the past, and may in the future, allocate cash generated by our business to the repayment of outstanding borrowings under our secured revolving credit facility or in other manners in which the Board of Directors determines to be appropriate at that time, and the Board of Directors may further change its policy with respect to cash distributions in the future. We do not currently maintain a material reserve of cash for the purpose of maintaining stability or growth in our quarterly distribution, nor do we intend to incur debt to pay quarterly distributions, although the Board of Directors may change this policy.
Unlike other public companies, we do not currently intend to retain cash from our operations for capital expenditures necessary to replace our existing oil and natural gas reserves or otherwise maintain our asset base (replacement capital expenditures). The Board of Directors may change our distribution policy and decide to withhold replacement capital expenditures from cash available for distribution, which would reduce the amount of cash available for distribution in the quarter(s) in which any such amounts are withheld. Over the long term, if our reserves are depleted and our operators become unable to maintain production on our existing properties and we have not been retaining cash for replacement capital expenditures, the amount of cash generated from our existing properties will decrease and we may have to reduce the amount of distributions payable to our unitholders. To the extent that we do not withhold replacement capital expenditures, a portion of our cash available for distribution will represent a return of your capital.
It is our intent, subject to market conditions, to finance acquisitions of mineral and royalty interests that increase our asset base largely through external sources, such as borrowings under our secured revolving credit facility and the issuance of equity and debt securities, although the Board of Directors may choose to reserve a portion of cash generated from operations to finance such acquisitions as well. We do not currently intend to maintain reserve cash for the purpose of maintaining stability or growth in our quarterly distribution or otherwise reserve cash for distributions, or to incur debt to pay quarterly distributions, although the Board of Directors may change this policy.
Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy
There is no guarantee that we will pay cash distributions to our unitholders each quarter. Our cash distribution policy is subject to certain restrictions, including the following:
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Our sole cash-generating asset is our membership interest in the Operating Company. Therefore, our cash flow and resulting ability to make distributions is completely dependent upon the ability of the Operating Company to make distributions.

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Our credit agreement and the terms of our Series A preferred units contain, and our future debt agreements may contain, certain financial tests and covenants that we would have to satisfy. We may also be prohibited from paying distributions if an event of default or borrowing base deficiency exists under our secured revolving credit facility. If we are unable to satisfy the restrictions under the terms of our Series A preferred units or any current or future debt agreements, we could be prohibited from paying a distribution to you notwithstanding our stated distribution policy.
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Our business performance may be volatile, and our cash flows may be less stable, than the business performance and cash flows of most publicly traded partnerships. As a result, our quarterly cash distributions may be volatile and may vary quarterly and annually.

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We do not have a minimum quarterly distribution or employ structures intended to maintain or increase quarterly distributions over time. Furthermore, none of our limited partner interests are subordinate in right of distribution payment to the common units.

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Our general partner has the authority to establish cash reserves for the prudent conduct of our business, and the establishment of, or increase in, those reserves could result in a reduction in cash distributions to our unitholders. Neither our partnership agreement or the limited liability company agreement of the Operating Company sets a limit on the amount of cash reserves that our general partner may establish. Any decision to establish cash reserves made by our general partner will be binding on our unitholders.

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Prior to paying any distributions, we and the Operating Company will reimburse our general partner and its affiliates, including Kimbell Operating pursuant to its management services agreement discussed below, for all direct and indirect expenses they incur on our behalf. Our partnership agreement and the limited liability company agreement of the Operating Company provide that our general partner will determine the expenses that are allocable to us, but does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. In addition, we have entered into a management services agreement with Kimbell Operating, which in turn has entered into separate service agreements with entities controlled by affiliates of certain of our Sponsors and certain Contributing Parties, pursuant to which they and Kimbell Operating provide management, administrative and operational services to us. The reimbursement of expenses and payment of fees, if any, to our general partner and its affiliates, including Kimbell Operating, and to such other entities providing services to us and Kimbell Operating, will reduce the amount of cash to pay distributions to our common unitholders.

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Prior to distributions on our common units, each holder of Class B units is entitled to receive cash distributions equal to 2.0% per quarter on their respective Class B Contribution. As of May 14, 2020, such distributed amount is approximately $23,141 per quarter in total.

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Prior to distributions on our common units and Class B units, each holder of Series A preferred units is entitled to receive a cumulative quarterly distribution equal to 7.0% per annum plus any accrued and unpaid distribution.

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Under Section 17-607 of the Revised Uniform Limited Partnership Act (the “Delaware Act”), we may not pay a distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

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We may lack sufficient cash to pay distributions to our common unitholders due to cash flow shortfalls attributable to a number of commercial or other factors as well as increases in general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements and anticipated cash needs.

We expect to generally distribute a significant percentage of our cash from operations to our common unitholders on a quarterly basis, after, among other things, the establishment of cash reserves and payment of our expenses. To fund growth, we will need capital in excess of the amounts we may retain in our business. As a result, our growth may depend on our operators’ ability, and perhaps our ability in the future, to raise debt and equity capital from third parties in sufficient amounts and on favorable terms when needed. To the extent efforts to access capital externally are unsuccessful, our ability to grow will be significantly impaired.
We expect to pay our distributions within 45 days of the end of each quarter.

HOW WE PAY DISTRIBUTIONS
General
Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to common unitholders of record on the applicable record date. Our partnership agreement generally defines “available cash” for any quarter as:
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the sum of:

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all of our and our subsidiaries’ cash and cash equivalents on hand at the end of that quarter;

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as determined by our general partner, all of our and our subsidiaries’ cash or cash equivalents on hand on the date of determination of available cash for that quarter resulting from working capital borrowings (as described below) made after the end of that quarter; and

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all of our cash and cash equivalents received by us from distributions on OpCo common units by the Operating Company made with respect to that quarter subsequent to the end of that quarter and prior to the date of distribution of available cash;

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less the amount of cash reserves established by our general partner to:

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provide for the proper conduct of our business (including reserves for our future capital expenditures and for our future credit needs);

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comply with applicable law or any debt instrument or other agreement or obligation to which we or our subsidiaries are a party or to which our or our subsidiaries’ assets are subject; or

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provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters.

Working capital borrowings are generally borrowings incurred under a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to unitholders, and with the intent of the borrower to repay such borrowings within 12 months with funds other than additional working capital borrowings. Please read “Cash Distribution Policy and Restrictions on Distributions.”
The limited liability company agreement of the Operating Company requires that, within 45 days after the end of each quarter, the Operating Company distribute its available cash to holders of record of its OpCo common units on the applicable record date. The limited liability company agreement of the Operating Company generally defines “available cash” for any quarter as:
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the sum of:

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all cash and cash equivalents of the Operating Company and its subsidiaries on hand at the end of that quarter; and

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as determined by the managing member of the Operating Company, all cash or cash equivalents of the Operating Company and its subsidiaries on hand on the date of determination of available cash for that quarter resulting from working capital borrowings (as described below) made after the end of that quarter;

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less the amount of cash reserves established by the managing member of the Operating Company to:

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provide for the proper conduct of the business of the Operating Company and its subsidiaries (including reserves for future capital expenditures and for future credit needs of the Operating Company and its subsidiaries);

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comply with applicable law or any debt instrument or other agreement or obligation to which the managing member of the Operating Company, the Operating Company or any of their subsidiaries is a party or to which its assets are subject; and

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provide funds for distributions to the Operating Company’s unitholders for any one or more of the next four quarters.

Working capital borrowings are generally borrowings incurred under a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to unitholders, and with the intent of the borrower to repay such borrowings within 12 months with funds other than additional working capital borrowings. Please read “Cash Distribution Policy and Restrictions on Distributions.”
In addition, the limited liability company agreement of our general partner contains provisions that prohibit certain actions without a supermajority vote of at least 66 2∕3% of the members of the Board of Directors, including:
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the incurrence of borrowings in excess of 2.5 times our Debt to EBITDAX Ratio for the preceding four quarters;

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the reservation of a portion of cash generated from operations to finance acquisitions;

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modifications to the definition of “available cash” in our partnership agreement; and

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the issuance of any partnership interests that rank senior in right of distributions or liquidation to our common units.

Please read “The Partnership Agreement — Certain Provisions of the Agreement Governing our General Partner.”
Method of Distributions
Subject to the distribution preferences of the Series A preferred units and the Class B units, we intend to distribute available cash to our common unitholders, pro rata. Our partnership agreement permits, but does not require, us to borrow to pay distributions. Accordingly, there is no guarantee that we will pay any distribution on the units in any quarter. The Series A preferred units receive the distribution preference described below under “— Series A Preferred Units,” and the Class B units will receive the distribution preference described below under “— Class B Units.”
Common Units
As of May 14, 2020, we had 36,650,148 common units outstanding. Subject to the distribution preferences of the Series A preferred units and the Class B units, each common unit is entitled to receive cash distributions to the extent we distribute available cash. Common units do not accrue arrearages. Subject to the voting rights of the Series A preferred units, our partnership agreement allows us to issue an unlimited number of additional equity interests of equal or senior rank.
Class B Units
As of May 14, 2020, we had 23,141,181 Class B units outstanding. Each holder of Class B units pays five cents per Class B unit to us as an additional capital contribution for the Class B units (such aggregate amount, the “Class B Contribution” and such per unit amount, the “Class B Capital Contribution Per Unit Amount”) in exchange for Class B units. Each holder of Class B units is entitled to receive cash distributions equal to 2.0% per quarter on their respective Class B Contribution subsequent to distributions on the Series A preferred units but prior to distributions on our common units.
Please read “Description of our Common Units and Class B Units — Our Class B Units.”
Series A Preferred Units
As of May 14, 2020, we had 55,000 Series A preferred units outstanding. Until the conversion of the Series A preferred units into common units or their redemption, holders of the Series A preferred units are entitled to receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. We have the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If we make such an election in consecutive quarters or otherwise materially breach our obligations to the holders of the Series A preferred units, the distribution rate will increase to

20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of Series A preferred units has the right to share in any special distributions by us of cash, securities or other property pro rata with the common units on an as-converted basis, subject to customary adjustments. We cannot pay any distributions on any junior securities, including any of the common units, prior to paying the quarterly distribution payable to the Series A preferred units, including any previously accrued and unpaid distributions.
Please read “Description of the Preferred Units — Series A Cumulative Convertible Preferred Units.”
General Partner Interest
Our general partner owns a non-economic general partner interest in us and therefore is not entitled to receive cash distributions. However, it may acquire common units and other partnership interests in the future and will be entitled to receive pro rata distributions in respect of those partnership interests.

THE PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of our partnership agreement. We also summarize certain material provisions of the limited liability company agreement of our general partner. We will provide investors and prospective investors with a copy of our partnership agreement upon request at no charge.
We summarize the following provisions of our partnership agreement elsewhere in this prospectus:
•
with regard to distributions of cash, please read “How We Pay Distributions”;

•
with regard to the rights of holders of common units and Class B units, please read “Description of Our Common Units and Class B Units”;

•
with regard to the rights of holders of Series A preferred units, please read “Description of the Preferred Units — Series A Cumulative Convertible Preferred Units”; and

•
with regard to certain tax matters relating to our common units, please read “Material United States Federal Income Tax Consequences.”

In connection with the Tax Election and the Restructuring, we amended and restated our partnership agreement to delete or amend certain provisions of our partnership agreement to reflect our United States federal income tax classification as an entity taxable as a corporation upon the effective date of the Tax Election and to reflect the Restructuring and the issuance of the Class B units.
Organization and Duration
We were organized in October 2015. We are a Delaware limited partnership for state law purposes. As a result of the Tax Election, we are treated as an entity taxable as a corporation for United States federal income tax purposes. Please read “About Kimbell Royalty Partners, LP.” We will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.
Purpose
Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.
Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than our current business of owning mineral and royalty interests, our general partner may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.
Cash Distributions
Our partnership agreement specifies the manner in which we will pay distributions to holders of our common units, Class B units, Series A preferred units and other partnership securities. For a description of these distributions, please read “How We Pay Distributions.”
Capital Contributions
Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”
Voting Rights
The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that call for the approval of a “unit majority” require the approval of a majority of the outstanding common units, Class B units and Series A preferred units (voting on an as-converted basis), voting together as a single class, except that the outstanding Series A preferred units cannot vote with the outstanding common units and Class B units on any amendment to our partnership agreement requiring the approval of the outstanding common units pursuant to Section 13.3(c) of our partnership agreement.
In voting their common units, our general partner and its affiliates have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied covenant of good faith and fair dealing. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called (including units deemed owned by our general partner) represented in person or by proxy shall constitute a quorum at a meeting of such unitholders, unless any such action requires approval by holders of a greater percentage of such units in which case the quorum shall be such greater percentage.
The following is a summary of the vote requirements specified for certain matters under our partnership agreement.
Issuance of additional units	No approval right by common unitholders; certain issuances require approval by 66 2∕3% of the holders of our Series A preferred units. Please read “— Issuance of Additional Partnership Interests.”
Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders, and certain other amendments that would materially adversely affect any of the rights, preferences and privileges of the Series A preferred units require the approval of holders of 66 2∕3% of the Series A preferred units. Certain amendments that would alter, amend or repeal the voting rights of the Class B units or adopt any provision of our partnership agreement inconsistent with the voting rights of the Class B units will require the approval of holders of a majority of the Class B units. Other amendments generally require the approval of the holders of a unit majority. Please read “— Amendment of the Partnership Agreement.”
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances, and if such merger or sale would materially adversely affect any of the rights, preferences and privileges of the Series A preferred units, the affirmative vote of 66 2∕3% of Series A preferred units. Please read “— Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority. Please read “— Dissolution.”
Continuation of our business upon dissolution	Unit majority. Please read “— Dissolution.”
Withdrawal of our general partner	Under most circumstances, the approval of unitholders holding a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to December 31, 2026 in a manner that would cause a dissolution of our partnership. Please read “— Withdrawal or Removal of Our General Partner.”
Removal of our general partner	Not less than 66 2∕3% of the outstanding units, including common units and Class B units held by our general partner and its affiliates, for cause. Any removal of our general partner is also subject to the approval of a successor general partner by the holders of a unit majority. Please read “— Withdrawal or Removal of Our General Partner.”
Transfer of our general partner interest	Our general partner may transfer any or all of its general partner interest in us without a vote of our unitholders. Please read “— Transfer of General Partner Interest.”
Transfer of ownership interests in our general partner	No unitholder approval required. Please read “— Transfer of Ownership Interests in Our General Partner.”

If any person or group other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A preferred units in connection with any vote, consent or approval of the Series A preferred units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person’s or persons’ partnership interests by us or other similar action by us or (ii) any conversion of Series A preferred units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units.
Voting Rights of Class B Units
Each holder of Class B units is entitled to receive notice of, be included in any requisite quora for, and participate in any and all approvals, votes or other actions of our partners on a pro rata basis as, and treating such persons for all purposes as if they are, unitholders holding our common units, including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other applicable law, rule or regulation, except as otherwise explicitly provided in our partnership agreement. The affirmative vote of the holders of a majority of the voting power of all Class B units voting separately as a class is required to alter, amend or repeal this provision or to adopt any provision of our partnership agreement inconsistent with this provision.
Voting Rights of Series A Preferred Units
The affirmative vote of 66 2∕3% of the Series A preferred units, voting separately as a class, is required for us to, or to permit any of our subsidiaries to (in each case, directly or indirectly, including by way of amendment to our partnership agreement, by merger, consolidation, reclassification or otherwise):
(1)
incur certain indebtedness for borrowed money (including under a customary credit facility) that would be included in the definition of “total debt” under our credit agreement (but assuming for such purposes that any undrawn letters of credit or bank guarantees constitute “total debt” under our credit agreement), if (i) the increase in the distribution rate on our Series A preferred units to 20.0% per annum as described above under “Description of the Preferred Units — Series A Cumulative Convertible Preferred Units — Distributions” is applicable, or (ii) pro forma for such incurrence and the application of any proceeds thereof, our adjusted leverage ratio would exceed 3.50;

(2)
borrow under our credit agreement, at any time, an amount exceeding 95% of our “PV10” (as defined in our partnership agreement) calculated based on our most recent reserve report;

(3)
enter into certain new or replacement credit facilities;

(4)
incur certain indebtedness for borrowed money (except for indebtedness under a customary credit facility), subject to exceptions for:

(a)
indebtedness among us and our subsidiaries;

(b)
indebtedness that does not exceed $5,000,000 in principal amount outstanding;

(c)
indebtedness in respect of certain capital leases or purchase money financings in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(d)
indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(e)
any renewals, refinancings or extensions of any of the foregoing;

(5)
enter into, adopt or agree to any “restricted payment” provisions (or other similar provisions that restrict or limit the payment of distributions on, or the redemption of, the Series A preferred units) under any debt agreements that would be more materially restrictive, taken as a whole, on the payment of dividends on, or redemption of, the Series A preferred units than those existing in our debt agreements as of the Series A Issuance Date;
(6)
declare, or pay, any distribution on or repurchase or redeem any junior securities (including, for the avoidance of doubt, the common units) if (i) our pro forma adjusted leverage ratio exceeds 3.50, immediately after giving effect thereto or (ii) the increase in the distribution rate on our Series A preferred units to 20.0% per annum as described above under “Description of the Preferred Units — Series A Cumulative Convertible Preferred Units — Distributions” is applicable;

(7)
declare, or pay, any special or one-time distribution with respect to any class of junior securities, including any distribution that is not out of available cash, unless such special or one-time distribution is made on a pro rata basis to the Series A preferred units and any class of parity securities;

(8)
form or create any subsidiaries, other than wholly-owned subsidiaries, issue, or permit to be issued, any equity securities of any subsidiaries, other than to wholly-owned subsidiaries, except as expressly contemplated by Section 5.09 of the Series A Preferred Unit Purchase Agreement, and we are permitted to own each of OGM Partners I, RCPTX, Ltd. and Oakwood Minerals I, L.P. as non-wholly-owned subsidiaries, in the proportions owned as of the date of our partnership agreement;

(9)
to the fullest extent permitted by law, take certain bankruptcy-related actions;

(10)
make, change or revoke any entity classification election in respect of us or any of our subsidiaries for United States federal income tax purposes or relevant state or local income tax purposes, except as expressly provided in Section 9.1 of our partnership agreement;

(11)
except for certain permitted transactions, enter into, or modify, any agreement or transaction between or among us and/or our subsidiaries, on the one hand, and our general partner, its officers or employees or members of the Board of Directors and/or their respective affiliates (other than us and our wholly-owned subsidiaries) on the other hand;

(12)
except for certain permitted dispositions, sell, lease, assign, convey or otherwise dispose of (including by farmout or similar transaction) any oil and gas properties having a fair market value in excess of $50 million in any fiscal year and $125 million in the aggregate while any Series A preferred units are outstanding;

(13)
enter into certain change of control transactions unless in connection therewith we redeem in full for cash all of the outstanding Series A preferred units in accordance with our partnership agreement; or

(14)
except as expressly provided in Section 5.09 of the Series A Preferred Unit Purchase Agreement, amend or amend and restate our partnership agreement, our certificate of limited partnership or the organizational documents of our subsidiaries (including by merger or otherwise or any amendment contemplated by and made in accordance with our partnership agreement) if such amendment is materially adverse to any of the rights, preferences and privileges of the Series A preferred units. Without limiting the generality of the preceding sentence, any amendment will be deemed to have such a materially adverse impact if such amendment would:

(a)
reduce the Series A Distribution Amount or the Series A Quarterly Distribution (as such terms are defined in our partnership agreement), change the form of payment of distributions on the Series A preferred units, defer the date from which distributions on the Series A preferred units will accrue, cancel any accrued and unpaid distributions on the Series A preferred units or any interest accrued thereon (including any accumulated distributions or partial period distributions), or change the seniority rights of the holders of the Series A preferred units as to the payment of distributions in relation to the holders of any other class or series of our partnership interests;

(b)
reduce the amount payable or change the form of payment to the holders of the Series A preferred units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of our assets, of us, or change the seniority of the liquidation preferences of the holders of the Series A preferred units in relation to the rights of the holders of any other class or series of our partnership interests upon our liquidation, dissolution and winding up; or
(c)
make the Series A preferred units redeemable or convertible at our option other than as set forth in our partnership agreement.

In addition, the affirmative vote of 66 2∕3% of the Series A preferred units, voting separately as a class, is required for us to issue, authorize or create any additional Series A preferred units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A preferred units.
Applicable Law; Forum, Venue and Jurisdiction
Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:
•
arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•
brought in a derivative manner on our behalf;

•
asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•
asserting a claim arising pursuant to any provision of the Delaware Act; or

•
asserting a claim governed by the internal affairs doctrine,

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.
By purchasing our securities, a unitholder is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware court) in connection with any such claims, suits, actions or proceedings. This exclusive forum provision does not apply to a cause of action brought under federal or state securities laws.
Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our partnership agreement to be inapplicable or unenforceable in such action. Unitholders will not be deemed, by operation of the choice of forum provisions alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he, she or it otherwise acts in conformity with the provisions of the partnership agreement, his, her or its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he, she or it is obligated to contribute to us for his, her or its common units plus his, her or its share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:
•
to remove or replace our general partner for cause;

•
to approve some amendments to our partnership agreement; or

•
to take other action under our partnership agreement,

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.
Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he, she or it became a limited partner and that could not be ascertained from our partnership agreement.
Our subsidiaries conduct business in 28 states and we may have subsidiaries that conduct business in additional states or countries in the future. Maintenance of our limited liability as owner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.
Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner for cause, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.
Issuance of Additional Partnership Interests
Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except that we will need the consent of 66 2∕3% of the outstanding Series A preferred units to issue, authorize or create any additional Series A preferred units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A preferred units.
Subject to certain limited exceptions, we will not issue any additional common units unless we contribute the net cash proceeds or other consideration received from the issuance of such additional common units to the Operating Company in exchange for an equivalent number of OpCo common units. It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing common unitholders in our distributions. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.
In accordance with Delaware law and the provisions of our partnership agreement, subject to the voting rights of the Series A preferred units, we may also issue additional partnership interests that, as determined by our general partner, may have rights to distributions or special voting rights to which our common units and Class B units are not entitled. In addition, subject to the voting rights of the Series A preferred units, our partnership agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior in right of distributions or liquidation to our common units and Class B units.
Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of our general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The common unitholders do not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.
In addition, pursuant to the terms of the Exchange Agreement, each holder of OpCo common units is able to tender Tendered Units for redemption to the Operating Company. Each Tendering Holder has the right to receive, at the election of the Operating Company, either a number of our common units equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the current market price of our common units calculated in accordance with our partnership agreement. Please read “Description of our Common Units and Class B Units — Our Class B Units — Exchange Right.”
Amendment of the Partnership Agreement
General
Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to propose or approve any amendment to our partnership agreement in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by the holders of a unit majority. In addition, (i) any amendment that materially adversely affects any of the rights, preferences and privileges of the Series A preferred units must be approved by the affirmative vote of 66 2∕3% of the Series A preferred units, voting separately as a class, and (ii) any amendment that would alter, amend or repeal the voting rights of the Class B units or adopt any provision of our partnership agreement inconsistent with the voting rights of the Class B units must be approved by the affirmative vote of the holders of a majority of the voting power of all Class B units voting separately as a class.
Prohibited Amendments
No amendment may be made that would:
•
enlarge the duties or payment obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•
enlarge the duties or payment obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole discretion.

The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units, voting as a single class (including units owned by our general partner and its affiliates). As of May 14, 2020, all directors and officers of our general partner as a group own or control approximately 18.27% of our outstanding common units and Class B units and approximately 17.40% of the combined number of outstanding common units, Class B units and Series A preferred units (on an as-converted basis at the then-applicable conversion rate).
No Limited Partner Approval
Subject to the voting rights of the Series A preferred units and Class B units, our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:
•
a change in our name, the location of our principal office, our registered agent or our registered office;

•
the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•
a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state;

•
a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•
an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•
an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

•
any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•
an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

•
any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with our conduct of activities as otherwise permitted by our partnership agreement;

•
an amendment providing that any transferee of a limited partner interest (including any nominee holder or an agent or representative acquiring such limited partner interest for the account of another person) shall be deemed to certify that the transferee is not an Ineligible Holder (as defined below);

•
conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•
any other amendments substantially similar to any of the matters described in the clauses above.

In addition, subject to the voting rights of the Series A preferred units and Class B units, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:
•
do not adversely affect in any material respect the limited partners, considered as a whole, or any particular class of partnership interests as compared to other classes of partnership interests;

•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•
are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•
are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

The affirmative vote of 66 2∕3% of the Series A preferred units, voting separately as a class, is necessary on any matter (including a merger, consolidation or business combination) that would materially adversely affect any of the rights, preferences and privileges of the Series A preferred units.
Opinion of Counsel and Unitholder Approval
For amendments of the type not requiring unitholder approval, our general partner is not required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain such an opinion.
In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner for cause or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced.
Any amendment that would increase the percentage of units required to remove our general partner for cause must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 66 2∕3% of outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of the outstanding units.
Certain Provisions of the Agreement Governing our General Partner
The limited liability company agreement of our general partner contains provisions that prohibit certain actions without a supermajority vote of at least 66 2∕3% of the members of the Board of Directors, including:
•
the incurrence of borrowings in excess of 2.5 times our Debt to EBITDAX Ratio (as defined below) for the preceding four quarters;

•
the reservation of a portion of cash generated from operations to finance acquisitions;

•
modifications to the definition of “available cash” in our partnership agreement; and

•
the issuance of any partnership interests that rank senior in right of distributions or liquidation to our common units.

As used in the limited liability company agreement of our general partner, the term “Debt to EBITDAX Ratio” refers to the ratio of (i) the total debt of the Partnership and its consolidated subsidiaries as of the relevant determination date to (ii) EBITDAX (as defined in such agreement) of the Partnership and its consolidated subsidiaries for the most recent four fiscal quarter period, subject to certain exceptions.
Merger, Consolidation, Conversion, Sale or Other Disposition of Assets
A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.
In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Further, the affirmative vote of 66 2∕3% of the Series A preferred units, voting separately as a class, is required for certain asset sales or if any such sale, merger, consolidation or other combination is materially adverse to any of the rights, preferences and privileges of the Series A preferred units. Please read “— Voting Rights.” Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.
If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.
Dissolution
We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:
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the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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the entry of a decree of judicial dissolution of our partnership; or

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the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any limited partner.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as set forth in our partnership agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.
Upon our liquidation, dissolution and winding up, the holders of the Series A preferred units will be entitled to receive, prior to any distribution of any of our assets to the holders of our common units or to the holders of any other class or series of our equity securities, an amount per Series A preferred unit equal to the Series A Redemption Price. After making such distribution to the holders of the Series A preferred units, and prior to making any distribution of any of our assets to the holders of our common units, the holders of the then outstanding Class B units will be entitled to receive the Class B Unit Contribution in respect of each such Class B Unit.
Withdrawal or Removal of Our General Partner
Except as provided below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2026 without obtaining the approval of the holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after December 31, 2026, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “— Transfer of General Partner Interest.”
Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “— Dissolution.”
Our general partner may not be removed unless that removal is both (i) for cause and (ii) approved by the vote of the holders of not less than 66 2∕3% of the outstanding units, voting together as a single class, including common units and Class B units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a unit majority. “Cause” is narrowly defined under our partnership agreement to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable to the partnership or any limited partner for actual fraud or willful misconduct in its capacity as our general partner. Under this definition, “cause” generally does not include charges of poor management of the business. The ownership of more than 33 1∕3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.
As of May 14, 2020, all directors and officers of our general partner as a group own or control approximately 18.27% of our outstanding common units and Class B units and approximately 17.40% of the combined number of outstanding common units, Class B units and Series A preferred units (on an as-converted basis at the then-applicable conversion rate), and our Sponsors indirectly own and control our general partner.
In the event of the removal of our general partner or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.
Transfer of General Partner Interest
At any time, our general partner may transfer all or any of its general partner interest to another person without the approval of our common unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability.
Transfer of Ownership Interests in Our General Partner
At any time, the owners of our general partner may sell or transfer all or part of their ownership interests in our general partner to an affiliate or any third party without the approval of our unitholders.
Change of Management Provisions
Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Kimbell Royalty GP, LLC as our general partner or from otherwise changing our management. Please read “— Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A preferred units in connection with any vote, consent or approval of the Series A preferred units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person’s or persons’ partnership interests by us or other similar action by us or (ii) any conversion of Series A preferred units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units.
Limited Call Right
If at any time our general partner and its affiliates (including our Sponsors and their respective affiliates) hold more than 80% of the sum of (i) the number of common units then outstanding and (ii) the number of Class B units then outstanding equal to the number of OpCo common units, our general partner shall then have the right, which right it may assign and transfer in whole or in part to any of its affiliates or to us, exercisable at our general partner’s option, to purchase all, but not less than all, of such common units and Class B units (and treating the common units and Class B units as a single class of units) then outstanding held by unaffiliated persons, as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of this purchase is the greater of:
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the highest per unit price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased during the 90 day period preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his, her or its limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his, her or its common units in the market. Please read “Material United States Federal Income Tax Consequences — Tax Consequences to United States Holders — Disposition of Common Units” and “Material United States Federal Income Tax Consequences — Tax Consequences to Non-United States Holders — Disposition of Common Units.”
Meetings; Voting
Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.
Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.
Each record holder of a unit has a vote according to his, her or its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “— Issuance of Additional Partnership Interests.”
However, if at any time any person or group, other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A preferred units in connection with any vote, consent or approval of the Series A preferred units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person’s or persons’ partnership interests by us or other similar action by us or (ii) any conversion of Series A preferred units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his, her or its nominee provides otherwise.
Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent or an exchange agent.
Status as Limited Partner
By transfer of units in accordance with our partnership agreement, each transferee of units shall be admitted as a limited partner with respect to our units transferred when such transfer and admission are reflected in our books and records. Except as described under “— Limited Liability,” our common units, Class B units and Series A preferred units are fully paid, and unitholders are not required to make additional contributions.
Ineligible Holders; Redemption
Under our partnership agreement, an “Ineligible Holder” is a limited partner whose, or whose owners’, nationality, citizenship or other related status would create a substantial risk of cancellation or forfeiture of any property in which we have an interest, as determined by our general partner with the advice of counsel.
If at any time our general partner determines, with the advice of counsel, that one or more limited partners are Ineligible Holders, then our general partner may request any limited partner to furnish to our general partner an executed certification or other information about his, her or its nationality, citizenship or related status. If a limited partner fails to furnish such certification or other requested information within 30 days (or such other period as our general partner may determine) after a request for such certification or other information, or our general partner determines after receipt of the information that the limited partner is an Ineligible Holder, the limited partner may be treated as an Ineligible Holder. An Ineligible Holder does not have the right to direct the voting of its units and may not receive distributions in kind upon our liquidation.
Furthermore, we have the right to redeem all of our units of any holder that our general partner concludes is an Ineligible Holder or fails to furnish the information requested by our general partner. The redemption price in the event of such redemption for each unit held by such unitholder will be the current market price of such unit (the date of determination of which shall be the date fixed for redemption). The redemption price will be paid, as determined by our general partner, in cash or by delivery of a promissory note. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.
Indemnification
Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
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our general partner;

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any departing general partner;

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any person who is or was an affiliate of our general partner or any departing general partner;

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any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of us, our subsidiaries or any entity set forth in the preceding three bullet points;

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any person who is or was serving as a manager, managing member, general partner, director, officer, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

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any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.
Reimbursement of Expenses
Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Kimbell Operating, a wholly owned subsidiary of our general partner, provides management, administrative and operational services to us pursuant to a management services agreement. These services are provided indirectly by affiliates of our general partner and certain of our Sponsors. Our general partner is entitled to determine in good faith the expenses that are allocable to us. Our partnership agreement does not set a limit on the amount of expenses for which our general partner and its affiliates may be reimbursed.
Books and Reports
Our general partner is required to keep appropriate books of our business at our principal offices. These books are maintained for financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.
We will mail or make available to record holders of our units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter. We are deemed to have made any such annual or quarterly report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.
Right to Inspect Our Books and Records
Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:
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a current list of the name and last known address of each record holder;

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copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

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certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners any information that our general partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which our general partner in good faith believes is not in our best interests, could damage us or our business or that we are required by law, regulation or by agreements with third parties to keep confidential. Our partnership agreement limits the rights to information that a limited partner would otherwise have under Delaware law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material United States federal income tax consequences related to the purchase, ownership and disposition of our common units by a unitholder that holds our common units as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of United States federal income taxation or the tax considerations arising under the laws of any non-United States, state, or local jurisdiction, or under United States federal estate or gift tax laws. In addition, except as expressly described in this summary, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the United States federal income tax laws, such as (without limitation):
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banks, insurance companies or other financial institutions;

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tax-exempt or governmental organizations;

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qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers or brokers in stocks or securities or foreign currencies;

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United States holders (as defined below) whose functional currency is not the U.S. dollar;

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traders in securities that use the mark-to-market method of accounting for United States federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid United States federal income tax;

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persons subject to the alternative minimum tax;

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partnerships (including entities or arrangements treated as partnerships for United States federal income tax purposes) or other pass-through entities for United States federal income tax purposes or holders of interests therein;

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S corporations (or investors in S corporations);

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persons that hold or are deemed to sell our common units as a result of a constructive sale;

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persons that acquired our common units through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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certain former citizens or long-term residents of the United States;

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real estate investment trusts, regulated investment companies or mutual funds;

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persons that hold our common units as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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persons that hold our common units other than as a capital asset.

If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) investing in our common units to consult their tax advisors regarding the United States federal income tax considerations of the purchase, ownership and disposition of our common units by such partnership.

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON UNITS ARISING UNDER THE UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Corporate Status
Although we are a Delaware limited partnership, we are treated as an entity taxable as a corporation for United States federal income tax purposes as a result of the Tax Election. Thus, we are obligated to pay United States federal income tax on our net taxable income, and distributions on our common units are treated as distributions on corporate stock for United States federal income tax purposes. Currently, the corporate United States federal income tax rate is 21%. In addition, no Schedule K-1s will be issued with respect to the common units; instead, holders of common units will receive a Form 1099 from us with respect to distributions received on the common units.
Tax Consequences to United States Holders
The discussion in this section is addressed to holders of our common units who are United States holders. You are a United States holder for purposes of this discussion if you are a beneficial owner of our common units and you are, for United States federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for United States federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to United States federal income tax regardless of its source; or

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a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

Treatment of Distributions
Distributions with respect to our common units will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the United States holder’s adjusted tax basis in such common units, which reduces such basis dollar-for-dollar (but not below zero), and thereafter as capital gain from the sale or exchange of such common units. Please read “— Disposition of Common Units.” Such gain will be long-term capital gain provided that the United States holder has held such common units for more than one year as of the time of the distribution. Subject to the discussion below under “— 3.8% Tax on Net Investment Income,” individuals that receive distributions on our common units that are treated as dividends for United States federal income tax purposes generally will be subject to United States federal income tax at a maximum tax rate of 20% on such dividends provided certain holding period requirements are met. United States holders that are corporations for United States federal income tax purposes that receive a distribution from us treated as a dividend for United States federal income tax purposes may be eligible for the corporate dividends-received deduction (subject to certain limitations, including limitations on the aggregate amount of the deduction that may be claimed and limitations based on the holding period of the common units on which the dividends were paid, which holding period may be reduced if the holder engages in risk reduction transactions with respect to its common units).
Investors in our common units are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our common units that do not qualify as dividends for United States federal income tax purposes, including, in the case of corporate investors, the inability to claim the corporate dividends-received deduction with respect to such distributions.
Disposition of Common Units
A United States holder of common units generally will recognize capital gain or loss on a sale, an exchange, certain redemptions, or other taxable dispositions of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the United States holder’s adjusted tax basis in those units. A United States holder’s tax basis in the common units generally will be equal to the amount paid for such units, reduced (but not below zero) by distributions received on such units that are not treated as dividends for United States federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the United States holder’s holding period for the units sold or disposed of is more than one year. Subject to the discussion below under “— 3.8% Tax on Net Investment Income,” long-term capital gains of individuals generally are subject to a reduced maximum United States federal income tax rate of 20%. The deductibility of net capital losses is subject to limitations.
Investment by Tax-Exempt Investors and Regulated Investment Companies
A tax-exempt investor will not have unrelated business taxable income attributable to its ownership of common units or to its sale, exchange or other disposition of common units unless its ownership of common units is debt-financed. In general, common units would be debt-financed if the tax-exempt investor incurs debt to acquire common units or otherwise incurs or maintains a debt that would not have been incurred or maintained if those common units had not been acquired.
Distributions that constitute dividends with respect to the common units will result in income that is qualifying income for a regulated investment company or a mutual fund. Furthermore, any gain from the sale, exchange or other disposition of the common units will constitute gain from the sale, exchange or other disposition of stock or securities and will also result in income that is qualifying income for a regulated investment company. Finally, the common units will constitute qualifying assets to regulated investment companies, which generally must own at least 50% in qualifying assets and not more than 25% in certain nonqualifying assets at the end of each quarter, provided such regulated investment companies do not violate certain percentage ownership limitations with respect to the common units.
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS with respect to distributions on our common units and the proceeds from a disposition of our common units. United States holders may be subject to backup withholding on distributions with respect to our common units and on the proceeds of a disposition of our common units unless such United States holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a United States holder’s United States federal income tax liability, and the United States holder may be entitled to a refund, provided the United States holder timely furnishes the required information to the IRS. United States holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.
Tax Consequences to Non-United States Holders
The discussion in this section is addressed to holders of our common units who are non-United States holders. For purposes of this discussion, a non-United States holder is a beneficial owner of our common units that is neither a partnership for United States federal income tax purposes nor a United States holder as defined above.

Treatment of Distributions
Distributions with respect to our common units will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to dividends effectively connected with a trade or business, each of which is discussed below, a distribution treated as a dividend paid to a non-United States holder on our common units generally will be subject to United States withholding tax at a rate of 30% of the gross amount of the distribution, or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-United States holder’s adjusted tax basis in its common units (but not below zero). The remaining amount of such distribution will be treated as gain from the sale of such common units and will have the tax consequences described below under “— Disposition of Common Units.” The rules applicable to distributions by “USRPHCs” (as defined below) to non-United States persons that exceed current and accumulated earnings and profits are not clear. As a result, to the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, it is possible that United States federal income tax, at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), may be withheld from such distributions received by non-United States holders. To receive the benefit of a reduced treaty rate on distributions, a non-United States holder must provide the withholding agent with an IRS Form W-8BEN or IRS
Form W-8BEN-E (or other appropriate form) certifying qualification for the reduced rate.
Non-United States holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common units, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any over withheld amounts.
Distributions treated as dividends that are paid to a non-United States holder and are effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment maintained by the non-United States holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Effectively connected dividend income will not be subject to United States withholding tax if the non-United States holder satisfies certain certification requirements by providing to the withholding agent a properly executed IRS Form W-8ECI (or other appropriate form) certifying eligibility for the exemption. If the non-United States holder is a corporation, that portion of the corporation’s earnings and profits for the taxable year, as adjusted for certain items, that is effectively connected with its United States trade or business (and, if required by applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by a non-United States holder that is a corporation for United States federal income tax purposes) may also be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable tax treaty.
Disposition of Common Units
Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-United States holder generally will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of our common units unless:
•
the non-United States holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-United States holder in the United States); or

•
our common units constitute a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-United States holder in the United States.

A non-United States holder described in the first bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on the amount of such gain (which may be offset by United States source capital losses, provided that the non-United States holder has timely filed United States federal income tax returns with respect to such losses).
A non-United States holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, will be subject to United States federal income tax on any such gain recognized on a net income basis at the same graduated rates generally applicable to United States persons unless an applicable tax treaty provides otherwise. If the non-United States holder is a corporation for United States federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits, as adjusted for certain items, which may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for United States federal income tax purposes. However, as long as our common units are “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), a non-United States holder will be treated as disposing of a United States real property interest and will be taxable on gain recognized on the disposition of our common units as a result of our status as a USRPHC only if the non-United States holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-United States holder’s holding period for the common units, more than 5% of our common units. If our common units were not considered to be regularly traded on an established securities market, all non-United States holders would be subject to United States federal income tax on a disposition of our common units, and a 15% withholding tax would apply to the gross proceeds from the sale of our common units by such non-United States holder.
Non-United States holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common units.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient’s country of residence.
Payments of dividends to a non-United States holder generally will not be subject to backup withholding if the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.
Payments of the proceeds from a sale or other disposition by a non-United States holder of our common units effected by or through a United States office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 and certain other conditions are met or the non-United States holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common units effected outside the United States by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met, or the non-United States holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common units effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the United States income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that certain required information is timely furnished to the IRS.
Additional Withholding Requirements under Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (“FATCA”) impose a 30% withholding tax on any dividends paid on our common units if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA.
3.8% Tax on Net Investment Income
Certain holders that are individuals, trusts or estates will be subject to an additional 3.8% tax on net investment income, which generally will include dividends received and gain recognized with respect to our common units. For individual United States holders, this tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals a holder’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. You are urged to consult your own tax advisors regarding the application of this additional tax to your particular circumstances.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

INVESTMENT IN KIMBELL ROYALTY PARTNERS, LP BY EMPLOYEE BENEFIT PLANS
An investment in our securities by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, restrictions imposed by Section 4975 of the Code, and/or provisions under any federal, state, local, non-United States or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”). For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs and entities whose underlying assets are considered to include “plan assets” of such plans, accounts or arrangements. In considering an investment in our securities, among other things, consideration should be given to:
•
whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•
whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•
whether the investment is permitted under the terms of the applicable documents governing the employee benefit plan;

•
whether in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our securities or (2) an undivided interest in our underlying assets;

•
whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material United States Federal Income Tax Consequences — Tax-Exempt Organizations and Other Investors”; and

•
whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our securities is authorized by the appropriate governing instrument and is a proper investment for the plan.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the employee benefit plan, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code.
Plan Asset Issues
In addition to considering whether the purchase of our securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our securities, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The United States Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:
(1)
the equity interests acquired by employee benefit plans are publicly offered securities — i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)
the entity is an “operating company” — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)
there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Plan fiduciaries contemplating a purchase of our securities should consult with their own counsel regarding the consequences under ERISA, the Code and any other applicable Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

SELLING UNITHOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 29,878,333 common units, comprising (i) 2,972,973 common units issuable upon the conversion of 55,000 Series A preferred units owned by the Series A Purchasers, (ii) 20,187,923 common units issuable upon the exchange of the OpCo common units and a corresponding number of Class B units owned by certain of the selling unitholders named herein and (iii) 6,717,437 common units owned by the other selling unitholders named herein.
Haymaker Transactions
On May 28, 2018, we entered into two securities purchase agreements (each, a “Haymaker Purchase Agreement,” and together, the “Haymaker Purchase Agreements”), pursuant to which Haymaker Minerals & Royalties, LLC, a Delaware limited liability company (“Haymaker Minerals”), and Haymaker Resources, LP, a Delaware limited partnership (“Haymaker Resources” and together with Haymaker Minerals, the “Haymaker Sellers”), agreed to contribute various entities to us in exchange for cash and common units. The transactions contemplated by the Haymaker Purchase Agreements are referred to herein as the “Haymaker Transactions.”
On May 28, 2018, we also entered into the Series A Preferred Unit Purchase Agreement with the Series A Purchasers, pursuant to which we agreed to issue and sell 110,000 Series A preferred units. The closing of the Haymaker Transactions and the transactions contemplated under the Series A Preferred Unit Purchase Agreement occurred on July 12, 2018. In connection with the closing of the transactions contemplated under the Series A Preferred Unit Purchase Agreement, we issued 110,000 Series A preferred units to the Series A Purchasers. We used the proceeds from the issuance of the Series A preferred units to partially fund the cash purchase price of the Haymaker Transactions. Each of the Series A Purchasers acquired its Series A preferred units in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act.
In connection with the closing of the Haymaker Transactions, we issued 10,000,000 common units to the Haymaker Sellers, consisting of 4,000,000 common units issued to Haymaker Minerals and 6,000,000 common units issued to entities designated by Haymaker Resources (together with Haymaker Minerals, the “Haymaker Holders”). In connection with the Restructuring, the Haymaker Holders delivered and assigned to us the 10,000,000 common units they owned in exchange for (a) 10,000,000 newly issued Class B units and (b) 10,000,000 newly issued OpCo common units. Each of the Haymaker Holders acquired its units in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. Haymaker Minerals subsequently tendered 4,000,000 OpCo common units and an equal number of Class B units in exchange for 4,000,000 common units. Haymaker Minerals has disposed of such 4,000,000 common units, and as a result, such common units are not listed herein as common units that may be offered for resale.
Pursuant to the terms of the Haymaker Purchase Agreements and the Series A Preferred Unit Purchase Agreement, on July 12, 2018, in connection with the closing of the Haymaker Transactions and the transactions contemplated under the Series A Preferred Unit Purchase Agreement, we entered into a registration rights agreement with the Haymaker Holders and the Series A Purchasers (the “Haymaker Registration Rights Agreement”).
Dropdown Transaction
On November 20, 2018, we and the Operating Company entered into a purchase and sale agreement (the “Dropdown Purchase Agreement”) with Rivercrest Capital Partners LP, a Delaware limited partnership (“Rivercrest Capital”), the Kimbell Art Foundation, a Texas non-profit corporation (the “Foundation”), Cupola Royalty Direct, LLC, a Delaware limited liability company (“Cupola” and, together with Rivercrest Capital and the Foundation, the “Asset Sellers”), and Rivercrest Royalties Holdings II, LLC (“Holdings II” and, together with the Asset Sellers, the “Dropdown Sellers”), pursuant to which we and the Operating Company agreed to acquire (a) certain overriding royalty, royalty and other mineral interests from the Asset Sellers and (b) all of the limited liability company interests of a subsidiary of Holdings II in exchange for OpCo common units and Class B units. The transactions contemplated by the Dropdown Purchase Agreement are referred to herein as the “Dropdown Transaction.”
The closing of the Dropdown Transaction occurred on December 20, 2018. In connection with the closing of the Dropdown Transaction, we issued a total of 6,500,000 OpCo common units and an equal number of Class B units to the Dropdown Sellers. The OpCo common units and the Class B units were issued in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.
Pursuant to the terms of the Dropdown Purchase Agreement, on December 20, 2018, we entered into a registration rights agreement with the Dropdown Sellers (the “Dropdown Registration Rights Agreement”).
Phillips Transaction and Amended and Restated Registration Rights Agreement
On February 6, 2019, we and the Operating Company entered into a securities purchase agreement (as amended, the “Phillips Purchase Agreement”) with PEP I Holdings, LLC, a Delaware limited liability company (“Phillips I”), PEP II Holdings, LLC, a Delaware limited liability company (“Phillips II”), and PEP III Holdings, LLC, a Delaware limited liability company (“Phillips III” and, together with Phillips I and Phillips II, the “Phillips Sellers”), pursuant to which we and the Operating Company agreed to acquire all of the equity interests owned by the Phillips Sellers in certain entities that own oil and natural gas mineral and royalty interests (the “Acquired Phillips Subsidiaries”). The transactions contemplated by the Phillips Purchase Agreement are referred to herein as the “Phillips Transaction.”
The closing of the Phillips Transaction occurred on March 25, 2019. In connection with the closing of the Phillips Transaction, we issued a total of 9,400,000 OpCo common units and an equal number of Class B units to the Phillips Sellers. The OpCo common units and the Class B units were issued in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.
In connection with the closing of the Phillips Transaction, on March 25, 2019, we entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with the Phillips Sellers, the Haymaker Holders, the Series A Purchasers and certain of the Dropdown Sellers. The Amended and Restated Registration Rights Agreement amended and consolidated the Haymaker Registration Rights Agreement and the Dropdown Registration Rights Agreement, and set forth certain registration rights of the Phillips Sellers.
Buckhorn Transaction
On November 11, 2019, we and the Operating Company entered into a purchase and sale agreement (the “Buckhorn Purchase Agreement”) with Buckhorn Resources GP, LLC, a Texas limited liability company (“BHR GP”), Buckhorn Minerals I GP, LP, a Delaware limited partnership (“BHM I GP, LP”), Buckhorn Minerals I, LP, a Delaware limited partnership (“BM I”), Buckhorn Minerals II, LP, a Delaware limited partnership (“BM II”), Buckhorn Minerals III, LP, a Delaware limited partnership (“BM III”), Buckhorn Minerals III-QP, LP, a Delaware limited partnership (“BM III-QP”), and Buckhorn Minerals IV, LP, a Delaware limited partnership (“BM IV” and, together with BHR GP, BHM I GP, LP, BM I, BM II, BM III and BM III-QP, the “Buckhorn Sellers”), pursuant to which we and the Operating Company agreed to acquire certain mineral and royalty assets from the Buckhorn Sellers. The transactions contemplated by the Buckhorn Purchase Agreement are referred to herein as the “Buckhorn Transaction.”
The closing of the Buckhorn Transaction occurred on December 12, 2019. In connection with the closing of the Buckhorn Transaction, we issued a total of 2,169,348 OpCo common units and an equal number of Class B units to the Buckhorn Sellers. The OpCo common units and the Class B units were issued in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.
Pursuant to the terms of the Buckhorn Purchase Agreement, we are obligated to, among other things, prepare a shelf registration statement or an amendment to our existing shelf registration statement, in either event, with respect to the resale of our common units issued or issuable upon the exchange of the OpCo common units and a corresponding number of Class B units issued in connection with the Buckhorn Transaction.
Springbok Transaction and Springbok Registration Rights Agreement
On January 9, 2020, we and the Operating Company entered into two securities purchase agreements (the “Springbok Purchase Agreements”) with Springbok Energy Feeder Fund, LLC, a Delaware limited liability company, NGP XI Mineral Holdings, LLC, a Delaware limited liability company, Springbok Energy Feeder Fund A, LLC, a Delaware limited liability company, Springbok Investments, LLC, a Delaware limited liability company, Jasmine Interests, LLC, a Texas limited liability company, KLF Red Head Oil and Gas LLC, an Oklahoma limited liability company, Fielding and Rita Claytor, each a resident of the State of Texas, Silver Spur Resources, LLC, a Texas limited liability company (“SSR”), Virginia Altick, a resident of the State of Texas, and Springbok Class B Vehicle, LP, a Delaware limited partnership (collectively, the “Springbok I Sellers”), and Springbok Energy Partners II Holdings, LLC, a Delaware limited liability company (the “Springbok II Seller” and, together with the Springbok I Sellers, the “Springbok Sellers”), pursuant to which we and the Operating Company agreed to acquire all of the equity interests owned by the Springbok Sellers in certain entities that own oil and natural gas mineral and royalty interests. The transactions contemplated by the Springbok Purchase Agreements are referred to herein as the “Springbok Transaction.”
The closing of the Springbok Transaction occurred on April 17, 2020. In connection with the closing of the Springbok Transaction, we issued a total of 2,224,358 common units to SEP I Holdings, LLC, a Delaware limited liability company (“SEP I Holdings”), and SSR and 2,497,134 OpCo common units and an equal number of Class B units to the Springbok II Seller (together with SEP I Holdings and SSR, the “Springbok Holders”). The common units, OpCo common units and the Class B units were issued in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.
In connection with the closing of the Springbok Transaction, on April 17, 2020, we entered into a Registration Rights Agreement (the “Springbok Registration Rights Agreement” and together with the Amended and Restated Registration Rights Agreement, the “Registration Rights Agreements”) with the Springbok Holders. The Springbok Registration Rights Agreement sets forth certain registration rights of the Springbok Holders. We are registering the common units described in this prospectus pursuant to our obligations under the Springbok Registration Rights Agreement.
Selling Unitholder Exchanges, Distributions and Dispositions
On January 25, 2019, Holdings II exchanged 1,241,679 OpCo common units and an equal number of Class B units for 1,241,679 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding. Subsequent to such exchange, Holdings II completed a pro rata distribution of 1,117,511 common units to its members. As a result, such common units are not listed herein as common units that may be offered for resale by such selling unitholder.
On January 25, 2019, Haymaker Management, LLC (“Haymaker Management”) exchanged 197,237 OpCo common units and an equal number of Class B units for 197,237 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding. Subsequent to such exchange, Haymaker Management completed a distribution of 197,237 common units to certain individuals under its employment, some of whom have elected to be named as selling unitholders in this prospectus pursuant to the terms of the Amended and Restated Registration Rights Agreement.
On September 19, 2019, Haymaker Management exchanged 26,084 OpCo common units and an equal number of Class B units for 26,084 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding. Subsequent to such exchange, Haymaker Management completed a distribution of 26,084 common units to certain individuals under its employment, some of whom have elected to be named as selling unitholders in this prospectus pursuant to the terms of the Amended and Restated Registration Rights Agreement.
On January 27, 2020, EIGF Aggregator III LLC (“EIGF Aggregator III”) exchanged 702,071 OpCo common units and an equal number of Class B units for 702,071 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding. On January 14, 2020, EIGF Aggregator III disposed of 702,071 common units. As a result, such common units are not listed herein as common units that may be offered for resale by such selling unitholder.
On January 27, 2020, TE Drilling Aggregator LLC (“TE Drilling”) exchanged 47,929 OpCo common units and an equal number of Class B units for 47,929 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding. On January 14, 2020, TE Drilling disposed of 47,929 common units. As a result, such common units are not listed herein as common units that may be offered for resale by such selling unitholder.
On February 4, 2020, EIGF Aggregator III exchanged 3,897,483 OpCo common units and an equal number of Class B units for 3,897,483 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding.
On February 4, 2020, TE Drilling exchanged 266,076 OpCo common units and an equal number of Class B units for 266,076 common units pursuant to the terms of the Exchange Agreement. Pursuant to the terms of our partnership agreement, the Class B units tendered in such exchange were automatically cancelled and cease to be outstanding.
Redemption of Series A Preferred Units
On February 12, 2020, we completed the redemption of 55,000 Series A preferred units, representing 50% of the then-outstanding Series A preferred units. Pursuant to the terms of our partnership agreement, on the redemption date, the redeemed Series A preferred units were cancelled and cease to be outstanding.
Selling Unitholders
The following table sets forth the name of each selling unitholder, the number of Series A preferred units beneficially owned prior to the offering, the number of common units beneficially owned prior to the offering, the number of Class B units beneficially owned prior to the offering, the number of common units that may be offered from time to time for each selling unitholder’s account and the amount to be owned and the percentage of common units outstanding beneficially owned by each selling unitholder following the completion of the offering (assuming each selling unitholder sells all of the common units covered by this prospectus). Certain officers, managing members and/or managers of the Dropdown Sellers (or the entities that manage or control the Dropdown Sellers) also serve as officers and/or directors of our general partner and our subsidiaries. To our knowledge, except as described in the preceding sentence and notes to the table, the selling unitholders have held no position or office or had any other material relationship with us or any of our affiliates or predecessors during the past three years, other than (i) the Haymaker Transactions and related agreements, including the Haymaker Purchase Agreements and the Amended and Restated Registration Rights Agreement, (ii) the Dropdown Transaction and related agreements, including the Dropdown Purchase Agreement and the Amended and Restated Registration Rights Agreement, (iii) the Phillips Transaction and related agreements, including the Phillips Purchase Agreement and the Amended and Restated Registration Rights Agreement, (iv) the Buckhorn Transaction and related agreements, including the Buckhorn Purchase Agreement, (v) the Springbok Transaction and related agreements, including the Springbok Purchase Agreements and the Springbok Registration Rights Agreement, (vi) their ownership of Series A preferred units, common units, OpCo common units and Class B units, as applicable, and (vii) the Restructuring.
We have prepared the table and the related notes based on information supplied to us by the selling unitholders. We have not sought to verify such information. Additionally, the selling unitholders identified below may sell all or a portion of the common units registered hereby or some or all of the selling unitholders may have sold or transferred some or all of the units listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Information concerning the selling unitholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. The registration of these common units does not necessarily mean that the selling unitholders will sell all or any portion of the common units covered by this prospectus.
	Series A Preferred Units Beneficially Owned Prior to the Offering	Common Units Beneficially Owned Prior to the Offering(1)	Class B Units Beneficially Owned Prior to the Offering	Common Units Being Offered(2)(3)	Common Units Beneficially Owned After the Offering(3)
Selling Unitholder					Number of Units	Percent
AA Direct, L.P.(4)	990	53,513	—	53,513	—	—
AHVF Intermediate Holdings, L.P.(4)	30,140	1,629,189	—	1,629,189	—	—
Apollo Kings Alley Credit SPV, L.P.(4)	2,585	139,729	—	139,729	—	—
AP KRP Credit Intermediate, LLC(4)	6,655	359,729	—	359,729	—	—
Apollo Lincoln Private Credit Fund, L.P.(4)	1,815	98,108	—	98,108	—	—
Apollo SPN Investments I (Credit), LLC(4)	1,540	83,243	—	83,243	—	—
Apollo Thunder Partners, L.P.(4)	2,585	139,729	—	139,729	—	—
Apollo Union Street SPV, L.P.(4)	2,035	110,000	—	110,000	—	—
ATCF SPV, L.P.(4)	6,655	359,729	—	359,729	—	—
EIGF Aggregator III LLC(5)	—	3,897,483	—	3,897,483	—	—
TE Drilling Aggregator LLC(5)	—	266,076	—	266,076	—	—
Haymaker Management, LLC(6)	—	863,130	863,120	863,130	—	—
Rivercrest Capital Partners LP(7)	—	2,813,179	2,813,179	2,813,179	—	—
Kimbell Art Foundation(8)	—	5,135,020	5,135,020	2,181,762	2,953,258	4.71%
Rivercrest Royalties Holdings II, LLC(9)	—	124,168	—	124,168	—	—
Cupola Royalty Direct, LLC(10)	—	263,380	263,380	263,380	—	—
PEP I Holdings, LLC(11)(12)	—	723,800	723,800	723,800	—	—
PEP II Holdings, LLC(11)(13)	—	3,318,200	3,318,200	3,318,200	—	—
PEP III Holdings, LLC(11)(14)	—	5,358,000	5,358,000	5,358,000	—	—
Buckhorn Resources GP, LLC(15)	—	48,164	48,164	48,164	—	—
Buckhorn Minerals I GP, LP(15)	—	143,414	143,414	143,414	—	—
Buckhorn Minerals I, LP(15)	—	818,170	818,170	818,170	—	—
Buckhorn Minerals II, LP(15)	—	757,320	757,320	757,320	—	—
Buckhorn Minerals III, LP(15)	—	134,318	134,318	134,318	—	—
Buckhorn Minerals III-QP, LP(15)	—	45,196	45,196	45,196	—	—
Buckhorn Minerals IV, LP(15)	—	222,766	222,766	222,766	—	—
SEP I Holdings, LLC(16)	—	2,218,708	—	2,218,708	—	—
Silver Spur Resources, LLC(17)	—	5,650	—	5,650	—	—
Springbok Energy Partners II Holdings, LLC(18)	—	2,497,134	2,497,134	2,497,134	—	—
Other selling unitholders as a group(19)	—	205,342	—	205,342	—	—

(1)
Calculated in accordance with Rule 13d-3 under the Exchange Act.

(2)
Assumes the full conversion of the Series A preferred units issued to the selling unitholders based on the initial conversion rate. As of May 14, 2020, the Series A preferred units have not been converted in part or in full. Assumes the full exchange of all outstanding OpCo common units and Class B units issued to the selling unitholders for common units.
(3)
Assumes the sale of all common units of the applicable selling unitholder being offered pursuant to this registration statement.

(4)
We have been advised by the selling unitholder that Joseph D. Glatt, as vice president of one or more affiliates and/or funds or separate accounts managed by Apollo Credit Management, LLC and/or its affiliates, has power to vote or dispose of the securities.

(5)
EIGF Aggregator LLC (“EIGF Aggregator”) is the managing member of EIGF Aggregator III. KKR Energy Income and Growth Fund I L.P. (“KKR Energy Income”) is the managing member of EIGF Aggregator. KKR Energy Income and Growth Fund I TE L.P. (“KKR Energy Income TE”) is the sole member of TE Drilling, and KKR Associates EIGF TE L.P. (“KKR Associates TE”) is the general partner of KKR Energy Income TE. KKR Associates EIGF L.P. (“KKR Associates”) is the general partner of KKR Energy Income. KKR EIGF LLC (“KKR EIGF”) is the general partner of KKR Associates and the general partner of KKR Associates TE. KKR Upstream Associates LLC (“KKR Upstream Associates”) is the sole member of KKR EIGF. KKR Group Partnership L.P. (“KKR Group Partnership”) and KKR Upstream LLC (“KKR Upstream”) are the members of KKR Upstream Associates. KKR Group Partnership is the sole member of KKR Upstream. KKR Group Holdings Corp. (“KKR Group Holdings”) is the general partner of KKR Group Partnership. KKR & Co. Inc. (“KKR & Co.”) is the sole shareholder of KKR Group Holdings. KKR Management LLP (“KKR Management”) is the Series I preferred stockholder of KKR & Co. Messrs. Kravis and Roberts are the founding partners of KKR Management. As such, each of the above may be deemed the beneficial owners having shared voting and investment power with respect to all or a portion of the securities held by EIGF Aggregator III and TE Drilling. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(6)
Haymaker Management is governed by a board of managers consisting of Karl Brensike, Doug Collins, and Vasilis Mouratoff, each of whom may be deemed to share voting and dispositive power over the securities held by Haymaker Management and may also be deemed to be the beneficial owner of these securities, but disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities. The principal business address of the foregoing entity and persons is 7 Switchbud Place, Suite 192 PMB 311, The Woodlands, Texas 77380.

(7)
Rivercrest Capital Partners LP (the “Fund”) directly owns the reported securities. Rivercrest Capital Management LLC (“RCM”) is the manager of the Fund pursuant to a management agreement with the Fund. Rivercrest Holding LP (“RHLP”) is the sole member of RCM. Rivercrest Capital GP (“RCGP”) is the general partner of the Fund and RHLP. Through these relationships, each of RCM, RHLP and RCGP may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the securities owned by the Fund. The principal business address for each of the Fund, RCM, RHLP and RCGP is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102. T. Scott Martin (“Martin”), Robert D. Ravnaas (“R. Ravnaas”), and R. Davis Ravnaas (“D. Ravnaas”) are the managing members of RCGP. Mr. Martin is also a member of the Board of Directors. Mr. R. Ravnaas is also the Chief Executive Officer and Chairman of the Board of Directors. Mr. D. Ravnaas is also the President and Chief Financial Officer of our general partner. None of Messrs. R. Ravnaas, D. Ravnaas or Martin has voting or investment power with respect to the reported securities. Each of Messrs. R. Ravnaas, D. Ravnaas and Martin disclaims beneficial ownership of any common units issuable upon exchange by the Fund of its OpCo common units and Class B units, except to the extent of his pecuniary interest therein.

(8)
The principal business address of the Foundation is 301 Commerce Street, Suite 2300, Fort Worth, Texas 76102. Ben J. Fortson is Executive Vice President and Chief Investment Officer of the Foundation, and he was delegated authority to manage the investment assets of the Foundation and, therefore, may be deemed to have voting and investment power over the securities owned by the Foundation. Mr. Fortson disclaims beneficial ownership of such securities.

(9)
The principal business address of Holdings II is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102. Yorktown Energy Partners X, L.P. (“Yorktown”) is a member of Holdings II and currently owns a majority of the outstanding units in Holdings II. Under the terms of Holdings II’s governing agreements, Yorktown has the ability to elect or remove members of the board of managers of Holdings II for so long as Yorktown owns a majority of the outstanding units in Holdings II. Yorktown, therefore, could appoint a majority of the members of the board of managers of Holdings II. Yorktown X Company LP, a Delaware limited partnership (“Yorktown Company”), is the sole general partner of Yorktown. Yorktown X Associates LLC, a Delaware limited liability company (“Yorktown Associates” and together with Yorktown and Yorktown Company, the “Yorktown Persons”), is the sole general partner of Yorktown Company. As a result, each of the Yorktown Persons may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the securities owned by Holdings II. Each of the Yorktown Persons disclaims beneficial ownership of the securities owned by Holdings II except to the extent of its pecuniary interest therein.

(10)
The principal business address of Cupola is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102. Rivercrest Cupola LLC (“Rivercrest Cupola”) is the manager of Cupola. Rivercrest Cupola, in turn, is governed by its members, consisting of Messrs. Martin, R. Ravnaas and D. Ravnaas, each of whom may be deemed to share voting and dispositive power over the securities held by Cupola and may also be deemed to be the beneficial owner of these securities, but disclaims beneficial ownership of such securities in excess of his pecuniary interest therein.

(11)
EnCap Partners GP, LLC, a Delaware limited liability company (“EnCap Partners GP”), is the sole general partner of EnCap Partners, LP, a Delaware limited partnership, which is the managing member of EnCap Investments Holdings, LLC, a Delaware limited liability company, which is the sole member of EnCap Investments GP, L.L.C., a Delaware limited liability company, which is the general partner of EnCap Investments L.P., a Delaware limited partnership, which is the general partner of EnCap Equity Fund VI GP, L.P., a Texas limited partnership (“EnCap Fund VI GP”), EnCap Equity Fund VII GP, L.P., a Texas limited partnership, and EnCap Equity Fund VIII GP, L.P., a Texas limited partnership, which are the general partners of EnCap Energy Capital Fund VI, L.P., a Texas limited partnership (“EnCap Fund VI”), EnCap Energy Capital Fund VII, L.P., a Texas limited partnership (“EnCap Fund VII”), and EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap Fund VIII”), respectively. Additionally, EnCap Fund VI GP is the general partner of EnCap Energy Capital Fund VI-B, L.P., a Texas limited partnership, which is the sole member of EnCap VI-B Acquisitions GP, LLC, a Delaware limited liability company, which is the general partner of EnCap VI-B Acquisitions, L.P., a Texas limited partnership (“EnCap VI-B”). The securities reported above as beneficially owned by the Phillips Sellers may be distributed by the Phillips Sellers to each of their members in accordance with the terms of their respective limited liability company agreements. Any reported securities so distributed may be offered hereunder by such members or other successors-in-interest to the Phillips Sellers that receive any such securities as a distribution or other non-sale related transfer after the date of this prospectus. The principal business address of the Phillips Sellers and each of the entities identified in this paragraph is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

(12)
EnCap Fund VI and EnCap VI-B are the managing members of Phillips I. Therefore, EnCap Partners GP, EnCap Fund VI and EnCap VI-B may be deemed to beneficially own all of the reported securities that are deemed to be beneficially owned by Phillips I. Each of EnCap Partners GP, EnCap Fund VI and EnCap VI-B disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein, and this statement shall not be deemed an admission that it is the beneficial owner of the reported securities for the purposes of Section 13(d) of the Exchange Act or any other purpose.

(13)
EnCap Fund VII is the managing member of Phillips II. Therefore, EnCap Partners GP and EnCap Fund VII may be deemed to beneficially own all of the reported securities that are deemed to be beneficially owned by Phillips II. Each of EnCap Partners GP and EnCap Fund VII disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein, and this statement shall not be deemed an admission that it is the beneficial owner of the reported securities for the purposes of Section 13(d) of the Exchange Act or any other purpose. 42,081 of the 3,318,200 OpCo common units and an equivalent number of Class B units are held in escrow pending the outcome of ongoing litigation involving certain of the Acquired Phillips Subsidiaries.

(14)
EnCap Fund VIII is the managing member of Phillips III. Therefore, EnCap Partners GP and EnCap Fund VIII may be deemed to beneficially own all of the reported securities that are deemed to be beneficially owned by Phillips III. Each of EnCap Partners GP and EnCap Fund VIII disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein, and this statement shall not be deemed an admission that it is the beneficial owner of the reported securities for the purposes of Section 13(d) of the Exchange Act or any other purpose. 9,709 of the 5,358,000 OpCo common units and an equivalent number of Class B units are held in escrow pending the outcome of ongoing litigation involving certain of the Acquired Phillips Subsidiaries.

(15)
BHR GP is the ultimate general partner of each of BHM I GP, LP, Buckhorn Minerals I, LP, BM II , BM III, BM III-QP and BM IV. BHR GP, as the ultimate general partner, has the sole authority to vote or dispose of the OpCo common units and Class B units held of record by the other Buckhorn Sellers, and thus may be deemed to beneficially own the OpCo common units and Class B units held by the Buckhorn Sellers. 220,789 OpCo common units and an equal number of Class B units issued in connection with the Buckhorn Transaction are held in escrow pursuant to the Buckhorn Purchase Agreement and will be released over a one year period assuming that the Buckhorn Sellers will have no indemnification obligations under the Buckhorn Purchase Agreement. Bret Zorich is the sole member of BHR GP. The principal business address of BHR GP and the Buckhorn Sellers is 800 Bering Drive, Suite 1075, Houston, Texas 77057.

(16)
Investment, disposition and voting decisions with respect to the securities held by SEP I Holdings are made by a board of managers consisting of Ryan Watts, Brian Sellers and Christopher Carter, each of whom expressly disclaims beneficial ownership of the securities shown as beneficially owned by SEP I Holdings in which such manager does not have a pecuniary interest. The principal business address of the foregoing entities and persons is 5950 Berkshire Lane, Suite 1250, Dallas, Texas 75335. 485,342 common units issued in connection with the Springbok Transaction and beneficially owned by SEP I Holdings are held in escrow pursuant to the applicable Springbok Purchase Agreement and will be released over a one year period assuming that the Springbok I Sellers (other than SSR) will have no indemnification obligations under the applicable Springbok Purchase Agreement.

(17)
Michael Heldoorn is the sole manager and member of SSR. Accordingly, Mr. Heldoorn may be deemed to exercise voting rights and investment power over all securities held by SSR and thus may be deemed to beneficially own such securities. The principal business address of SSR is 606 Logans Ln, Southlake, Texas 76092. 1,236 common units issued in connection with the Springbok Transaction and beneficially owned by SSR are held in escrow pursuant to the applicable Springbok Purchase Agreement and will be released over a one year period assuming that SSR will have no indemnification obligations under the applicable Springbok Purchase Agreement.

(18)
Investment, disposition and voting decisions with respect to the securities held by the Springbok II Seller are made by a board of managers consisting of Ryan Watts, Christopher Carter and Brian Seline, each of whom expressly disclaims beneficial ownership of the securities shown as beneficially owned by the Springbok II Seller in which such manager does not have a pecuniary interest. The principal business address of the foregoing entities and persons is 5950 Berkshire Lane, Suite 1250, Dallas, Texas 75335. 546,248 OpCo common units and an equal number of Class B units issued in connection with the Springbok Transaction and beneficially owned by the Springbok II Seller are held in escrow pursuant to the applicable Springbok Purchase Agreement and will be released over a one year period assuming that the Springbok II Seller will have no indemnification obligations under the applicable Springbok Purchase Agreement.

(19)
Includes the common units held by selling unitholders that in the aggregate beneficially own less than 1% of our outstanding common units as of May 14, 2020. No selling unitholder included in this group has held any position or office with us or had a material relationship with us in the past three years.

PLAN OF DISTRIBUTION
We and the selling unitholders may sell the securities being offered hereby in and outside the United States through the methods described below or by any other method permitted pursuant to applicable law, including through a combination of methods.
The prospectus supplement, if required, will set forth any required information such as the terms of the offering, the method of distribution and the following:
•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities from us or the selling unitholders;

•
the net proceeds to us or the selling unitholders from the sale of the securities;

•
any delayed delivery arrangements;

•
any over-allotment options under which underwriters may purchase additional securities from us or the selling unitholders;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents;

•
any securities exchange or market on which the securities offered in the prospectus supplement may be listed; and

•
any additional or different material United States federal income tax considerations relating to the purchase, ownership or disposition of such securities.

Sale Through Underwriters or Dealers
If we or the selling unitholders use one or more underwriters in the sale of securities, we, and where applicable, the selling unitholders, will execute an underwriting agreement with the underwriter at the time of sale and will, if required, provide the name of any underwriter in any applicable prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and any underwritten offering may be on a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we or the selling unitholders use dealers in the sale of securities, we or the selling unitholders may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. We or the selling unitholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. If required, we or the selling unitholders will include in any applicable prospectus supplement the names of the dealers, information about any compensation paid to the dealers and the terms of the transaction.

Sales Through Agents
We or the selling unitholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the common units included in this prospectus, or to sell such common units in ordinary brokerage transactions, on our or the selling unitholders’ behalf. If required, the name of any agent involved in the offer or sale of the offered securities and any commissions payable by us or the selling unitholders to the agent will be included in any applicable prospectus supplement. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.
Direct Sales
We or the selling unitholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling unitholders may use electronic media, including the Internet, to sell offered securities directly.
Delayed Delivery or Forward Contracts
We or the selling unitholders may authorize agents, underwriters or dealers to solicit offers to purchase securities from us or the selling unitholders at the public offering price set forth in any applicable prospectus supplement under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in any applicable prospectus supplement.
At-the-Market Offerings
We, the selling unitholders or their respective underwriters, broker-dealers, or agents may make sales of the common units that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such common units made directly on or through the NYSE, the existing trading market for the common units, or in the over-the-counter market or otherwise.
Remarketing
We or the selling unitholders may sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our or the selling unitholders’ agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in any applicable prospectus supplement as required. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We or the selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or the selling unitholders or borrowed from us the selling unitholders, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling unitholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in any applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we or the selling unitholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Sales by the Selling Unitholders
We are registering 29,878,333 common units described in this prospectus to permit the resale of these securities by the selling unitholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling unitholders of the securities.
The selling unitholders may act independently of us in making decisions with respect to the timing, manner and size of each of their respective sales. The selling unitholders may make sales of the common units from time to time through one or more methods specified in this “Plan of Distribution” or through a combination of any of such methods or any other method permitted pursuant to applicable law. These sales may be effected in one or more transactions, including:
•
in the over-the-counter market or on the NYSE or any national securities exchange or quotation service on which the common units may be listed or quoted at the time of the sale;

•
in transactions other than on such exchanges or services or in the over-the-counter market;

•
in privately negotiated transactions;

•
through distributions to the partners, members, stockholders or other security holders of the selling unitholders;

•
through the writing of options (including the issuance by the selling unitholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•
through the settlement of short sales;

•
through any combination of the foregoing; and

•
through any other method permitted by law.

The selling unitholders may offer and sell some or all of their respective common units included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods, without limitation:
•
purchases by the broker-dealer as principal and resale by the broker-dealer for its account;

•
a block trade in which the broker-dealer may attempt to sell the units as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•
in a public auction;

•
transactions in which a broker-dealer may agree with the selling unitholders to sell a specified number of such units at a stipulated price per unit;

•
transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•
an offering at other than a fixed price on or through the facilities of any stock exchange on which the common units are then listed or to or through a market maker other than on that stock exchange; and

•
any other method permitted pursuant to applicable law.

A selling unitholder that is an entity may elect to make a pro rata in-kind distribution of common units to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable common units pursuant to the distribution through the registration statement.
The Registration Rights Agreements require us to indemnify in certain circumstances certain of the selling unitholders of the common units registered on their behalf by the registration statement, against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act. The Registration Rights Agreements also require certain of the selling unitholders to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.
We have agreed to pay the expenses of the registration of the common units offered and sold by the selling unitholders under the registration statement. The selling unitholders will pay any underwriting discounts and commissions applicable to the common units sold by such selling unitholders.
Any selling unitholder that is a broker-dealer or an affiliate of a broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any profits derived by such selling unitholder on the sale of common units included in this prospectus and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Selling unitholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Such selling unitholders may also be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling unitholders in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in any applicable prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling unitholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.
We or the selling unitholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling unitholders in the ordinary course of their businesses.
Other than the common units, which are listed on the NYSE, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or the selling unitholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.
A prospectus and any applicable accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in any applicable accompanying prospectus supplement, if required.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.
EXPERTS
The audited financial statements of Kimbell Royalty Partners, LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited historical consolidated financial statements of Haymaker Minerals & Royalties, LLC included in Exhibit 99.1 of Kimbell Royalty Partners, LP’s Current Report on Form 8-K/A dated July 27, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Haymaker Properties, LP as of and for the years ended December 31, 2017 and 2016, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph relating to related party transactions and an other matter paragraph related to the supplemental oil and gas information). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical combined financial statements of Phillips Energy Partners, LLC, Phillips Energy Partners II, LLC and Phillips Energy Partners III, LLC as of and for the years ended December 31, 2018 and 2017, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Information incorporated by reference in this prospectus from Kimbell Royalty Partners, LP’s Annual Report on Form 10-K regarding estimates of our proved reserves, future production and income attributable to certain royalty interests of Kimbell Royalty Partners, LP is based upon estimates of such reserves and present values prepared by Ryder Scott Company, L.P., a third-party independent petroleum engineer, as of December 31, 2019. This information is incorporated by reference in reliance upon the authority of said firm as experts in such matters.